EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                                      OF
                    SOUTHWEST GEORGIA FINANCIAL CORPORATION

           (As Amended and Restated Effective As Of January 1, 2009)

      THIS AGREEMENT is made and entered into as of the 15st day of September, 2009, by and between Southwest Georgia Financial Corporation, a holding company organized under the laws of the State of Georgia (referred to herein as the "Company") and Southwest Georgia Bank, a state banking association, as trustee (referred to herein as the "Trustee");

                                  WITNESSETH:

      WHEREAS, the Company maintains the Southwest Georgia Financial Corporation Employee Stock Ownership Plan and Trust (the "Plan");

      WHEREAS, the Plan was amended and restated effective January 1, 2000 to comply with the Tax Reform Act of 1986, as amended; the pension provisions of the General Agreement on Tariffs and Trade ("GATT"); the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") the Small Business Job Protection Act of 1996 ("SBJPA"), the Tax Reform Act of 1997 ("TRA '97"), the Internal Revenue Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000 and has subsequently been amended and restated effective as of January 1, 2005 to incorporate other changes in law and for certain other purposes.

      WHEREAS, the Company desires to amend and restate the Plan, effective as of January 1, 2009, except where otherwise stated, to incorporate prior amendments to the Plan, to reflect certain provisions of the Economic
Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") as they are applicable to the Plan and to reflect other legislative changes as necessary to bring the Plan into compliance with current laws, including final Regulations issued under section 415 of the Internal Revenue Code of 1986, as amended, and the Pension Protection Act of 2006 ("PPA");

      WHEREAS, The provisions of this amendment and restatement of the Plan shall apply only to those eligible employees who terminate employment with the Company on or after January 1, 2009 or such later date as may apply for a provision which becomes effective afterwards. Benefits payable to or on behalf of a Participant who terminates employment prior to January 1, 2009 shall not be affected by the terms of any Plan amendment adopted after such Participant's termination of employment unless the amendment and restatement provides otherwise.

      NOW THEREFORE, effective as of January 1, 2009 except as otherwise provided, the Plan is amended and restated as follows.

                                   ARTICLE I

                                  DEFINITIONS

      The following words and phrases when used herein shall have the meanings set forth below unless a different meaning is plainly required by the context. The masculine gender wherever used herein shall be deemed to include the feminine. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply, and vice versa.
      1.1 Account Balance - The amount standing to the credit of a Participant in his Employer Contribution Account and Non-Employer Stock Account, which shall at all times be fully vested.

      1.2 Adoption Date - The date this plan was originally effective, namely July 8, 1981.

      1.3 Annual Compensation - A Participant's total compensation paid by the Employer for the Plan Year including wages, salary, overtime pay, bonuses, and any amounts contributed by the Employer on behalf of an Employee pursuant to a salary reduction agreement which is not includible in the gross income of the Employee under Code Sections 125, 132(f)(4), 401(k), 402(a)(8), 402(h), or 403(b), but excluding commissions, any indirect payments such as contributions to this Plan or any other profit sharing plan, pension plan, group insurance plan or welfare plan, and income from the exercise of stock options, stock appreciation rights, restricted stock units, restricted stock or other stock awards. The Annual Compensation of each Participant taken into account in determining contributions and allocations for any Plan Year beginning after December 31, 2004, shall not exceed $210,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the determination period (the Plan Year or other consecutive 12-month period over which Annual Compensation is otherwise determined under the plan) that begins with or within such calendar year.

      1.4 Annual Valuation Date - December 31 of each year while the Plan is in effect.

      1.5 Authorized Leaves of Absence - Any absence authorized by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence pursuant to Section 2.7, and provided further that the Employee returns within the period of authorized absence.
An absence due to service in the armed forces of the United States shall be considered an Authorized Leave of Absence pursuant to Section 2.7.

      1.6 Beneficiary - Any person or persons (natural or otherwise) designated by a Participant on a form supplied by the ESOP Committee to receive benefits payable in the event of the death of the Participant, or in the absence of any such designated person(s), such other person(s) determined to be the beneficiary under Article VI hereof.

      1.7 Board - The Board of Directors of Southwest Georgia Financial Corporation, a Georgia corporation.

      1.8 Break in Service - A twelve-month computation period in which the subject Employee completes no more than 500 Hours of Service.

      1.9 Code - The Internal Revenue Code of 1986, as amended, and the regulations established pursuant thereto and the rulings issued thereunder, as they now exist or as they may hereafter be amended or modified.

      1.10 Company - Southwest Georgia Financial Corporation, a Georgia corporation.

      1.11 Effective Date - The date upon which this amendment and restatement of the Plan is effective, namely January 1, 2005. The Plan was originally effective as of July 8, 1981.

      1.12 Eligible Participant - Any Employee who (i) is credited with at least ten (10) years of participation in the Plan, (ii) who has attained at least the age of fifty-five (55), and (iii) who is a Participant at the time of any election under Section 4.5.

      1.13 Employee - Any person who is an employee (such term having its customary meaning) of the Employer and who is receiving remuneration for personal services rendered to the Employer (or who is on an Authorized Leave of Absence). Provided, however, that for purposes of this Plan, the term Employee shall not include any person whose terms and conditions of employment are determined by collective bargaining with a union or an affiliate thereof representing such persons and with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions. In addition, the term Employee shall include leased employees within the meaning of Code
Section 414(n)(2) unless (i) such leased employees constitute less than twenty percent (20%) of the Employer's non-highly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), and (ii) such leased employees are covered by a plan described in Code Section 414(n)(5), in which event such leased employees shall not be considered Employees for purposes of this Plan. Leased employees shall not be eligible to participate in the Plan. An individual classified as an independent contractor or other individual under contract with an Employer and classified by the Employer as a non-Employee shall not be eligible to participate in the Plan; provided, however, that if any individual classified by an Employer as an independent contractor or other non-Employee designation is later required by action of the Internal Revenue Service, Department of Labor or any other governmental agency to be classified as an Employee, such individual shall not be an eligible Employee prior to such reclassification and, after such reclassification, the individual's participation shall be in accordance with the rules established by the Company.

      1.14 Employer - The Company and any other business enterprise duly adopting for the exclusive benefit of its eligible employees (and their beneficiaries) the provisions of this Plan in accordance with the terms hereof.

      1.15 Employer Contribution Account - The account maintained for a Participant to record his share of the contributions of the Employer and adjustments relating thereto in accordance with Article IV.

      1.16 Employer Stock - The common stock, par value $1.00 per share, of Southwest Georgia Financial Corporation. Employer Stock shall also include any securities substituted for such stock by way of recapitalization, reorganization, merger or consolidation. The Plan shall not hold or invest in any Employer Stock unless such securities are (i) common stock which is readily tradable in an established market or (ii) if there is no such readily tradable common stock, then common stock having a combination of voting power and dividend rights equal to or in excess of that class of common stock having the greatest voting power and that class of common stock having the greatest dividend rights; provided that noncallable preferred stock which is convertible at any time at a reasonable price into common stock having the characteristics described above may be used.

      1.17 Employment - Service as an Employee of the Employer. The term "Reemployment" shall mean Employment following a Break in Service. The terms "Employed" and "Reemployed" shall be used in the same sense as the terms Employment and Reemployment, respectively.

      1.18 ERISA - The Employee Retirement Income Security Act of 1974, as amended from time to time.

      1.19 ESOP Committee - The committee appointed by the Board as the Plan Administrator to, among its other duties: (i) convey the directions of Participants to the Trustee as to the voting or tender of shares of Employer Stock under Article V that are allocated to Participants' accounts and to notify the Trustee as to the voting of allocated shares of Employer Stock for which it does not receive timely directions from Participants and the tender of unallocated shares of Employer Stock in accordance with Article V; (ii) direct the Trustee as to the acquisition or disposition of Employer Stock, including the number of shares to purchase, the price of such shares and when to acquire such shares as provided in Section 8.2; and (iii) direct the Trustee to borrow funds to acquire Employer Stock, including the terms, amount and timing of any exempt loan. In the absence of the appointment of an ESOP Committee, the Company shall assume such responsibilities, except as otherwise restricted in the Plan. If the ESOP Committee (or any committee which is carrying out any or all of the functions of the ESOP Committee) decides that it cannot perform the functions required under Article V with respect to the voting or tender of shares of Employer Stock because of restrictions under ERISA or the Code, the Board shall designate a person, committee or entity to perform such functions.

      1.20 ESOP Account - The ESOP Account consists of the Employer Contribution Account under which Employer Contributions are made pursuant to
Article IV.

      1.21 Fiduciaries - The named fiduciaries, who shall be the Employer, the ESOP Committee and the Trustee, and other parties designated as fiduciaries by such named fiduciaries in accordance with the powers herein provided, but only with respect to the specific responsibilities of each for Plan and Trust administration as set forth herein.

      1.22 FMLA Leave - The leave of absence taken by an Employee, on either a paid or unpaid basis, in accordance with the Family and Medical Leave Act of 1993 and in connection with any effective similar state family leave law.

      1.23 Hour of Service - Each Employee shall be credited with an Hour of Service for:

           (1) Each hour for which such Employee is paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

           (2) Each hour for which such Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or leave of absence, provided, however, that under this paragraph (2):

               (i) No more than 500 Hours of Service shall be credited for any single continuous period (whether or not such period occurs in a single computation period) during which the Employee performs no duties:

               (ii) No hours shall be credited if such payment is made or due under a plan maintained by the Employer solely for purposes of complying with applicable worker's compensation, unemployment insurance or disability insurance laws; and

               (iii) No hours shall be credited for a payment which reimburses an Employee for medical or medically related expenses incurred by the Employee; and

           (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period to which the award or agreement pertains rather than the period in which the award, agreement, or payment is made. The same Hours of Service shall not be credited under paragraphs (1) or (2), as the case may be, and this paragraph (3).
Crediting of hours for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations of that paragraph.
           (4) Hours of Service credited under the Plan shall be calculated and credited subject to the rules and restrictions set forth in Department of Labor Regulations Section 2530.200b-2(b), (c) and (f) which are incorporated herein by this reference.

           (5) The method of determining Hours of Service under the Plan shall be in accordance with Department of Labor Regulations Section 2530.200b-3 and shall be applied in a consistent and nondiscriminatory manner to Employees or classes of Employees.

           (6) For purposes of determining whether a Break in Service has occurred for participation and vesting purposes, for Plan Years beginning on or after January 1, 1985, Hours of Service shall also include hours for maternity or paternity absences in accordance with Section 2.3(e). During such absence, the Employee shall receive credit for Hours of Service equal to the number of hours that normally would have been credited during the absence, or if unknown, then eight hours per day of absence, provided that the credit for Hours of Service on account of the birth or placement of a child with the Employee by adoption shall not exceed 501 Hours of Service per absence. Hours of Service on account of pregnancy or adoption shall only be required to be credited if, in the Plan Year in which the maternity or paternity absence begins, crediting of such hours is necessary to prevent a Break in Service that year; otherwise, such hours shall be credited in the following Plan Year.

      1.24 Non-Employer Stock Account - The account maintained for a Participant to record the amounts realized pursuant to Section 5.16 and adjustments relating thereto.

      1.25 Non-Employer Securities Portion of the Plan - The portion of the Plan consisting of the Non-Employer Stock Account which holds the proceeds of a tender offer, exchange or other sale or disposition of Employer Stock pursuant to Section 5.16.

      1.26 Normal Retirement Date - The first day of the month coincident with or next following the date on which a Participant attains the age of sixty-five
(65) years. A Participant's right to his retirement benefits shall become non-forfeitable upon his attainment of age sixty-five (65).

      1.27 Participant - Any Employee who has qualified under the terms of the Plan for participation therein and who remains so qualified.

      1.28 Plan - The Plan and Trust set forth herein, as amended from time to time, which shall be known as the Employee Stock Ownership Plan and Trust of Southwest Georgia Financial Corporation, is intended to qualify as an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, which is designed to primarily invest in qualifying employer securities.

      1.29 Plan Administrator - The ESOP Committee, or in its absence, the Company or any administrative committee appointed for that purpose by the Company.

      1.30 Plan Year - January 1 through the next following December 31.

      1.31 Qualified Election Period - The six (6) Plan Year periods beginning with later of (a) the first Plan Year in which the relevant Participant first became an Eligible Participant, or (b) the first Plan Year beginning after December 31, 1986.

      1.32 Service - A Participant's period of employment with the Employer, or any predecessor of the Employer, whether a corporation, partnership or sole proprietorship, and any corporation, sole proprietorship or partnership that is a member of a controlled group of corporations that includes the Employer, or is under common control, or is a member of an affiliated service group that includes the Employer, or is related through the leasing of employees, as determined under Code Section 414(b), (c), (m) and (n).

      1.33 Trust (or Trust Fund) - The fund known as the Employee Stock Ownership Plan Trust of Southwest Georgia Financial Corporation, maintained in accordance with the terms of the trust agreement, as amended from time to time, which constitutes a part of the Plan.

      1.34 Trustee - Southwest Georgia Bank, a state banking association, and any successor trustee(s) designated in the manner provided in the Plan and accepting such trust as provided herein.

      1.35 Valuation Date - The periodic and regularly scheduled date(s) for valuation of the individual investment funds of the Trust and the respective Non-Employer Stock Accounts of Participants.

      1.36 Year of Service - The applicable 12-month period during which the Employee completes at least 1,000 Hours of Service. Year of Service shall include past service with any Employer to the extent provided hereunder, provided there shall be no duplication of benefits.

                                  ARTICLE II

                           PARTICIPATION AND SERVICE

      2.1 Participation

          (a) Participation Requirements Prior to January 1, 1993 - An Employee shall become a Participant as of the January 1 or July 1 (the "Entry Date") coincident with or next following the date on which the Employee first completes two (2) Years of Service, provided that such Employee is Employed on such Entry Date. Notwithstanding the foregoing, an Employee who was actively employed on January 7, 1991 shall become a Participant on January
7, 1991 and shall be eligible for an allocation of the Employer's contribution for the Plan Year ending December 31, 1991 in accordance with
Section 4.3 based on his Annual Compensation during such Plan Year without regard to his Hours of Service for such Plan Year provided he is in active Employment on December 31, 1991.

          (b) Participation Requirements from January 1, 1993 through May 31, 1997 - An Employee who is first credited with an Hour of Service on or before May 31, 1997 who did not become a Participant prior to January 1, 1993 shall be eligible to participate on (i) January 1, 1993 if the Employee has completed a ninety (90) day evaluation period on or before January 1, 1993, or (ii) in the case of any other eligible Employee, the first day of the month following the completion of a ninety (90) day evaluation period which shall begin on the first date the Employee is credited with an Hour of Service, provided the Employee is employed on such date. An Employee who is employed in a janitorial position shall not be eligible to participate.

          (c) Participation Requirements Effective as of June 1, 1997 - An Employee who is first credited with an Hour of Service on or after June 1, 1997 shall become a Participant on the first day of the month following the date on which the Employee completes two (2) Years of Service, provided that such Employee is Employed on such date. An Employee who is employed in a janitorial position shall not be eligible to participate.

          (d) Computation of Service - For purposes of determining an Employee's eligibility to participate under Section 2.1, the computation period initially to be taken into account to determine whether the Employee has completed a Year of Service shall be the 12-month period commencing with the date of the Employee's Employment. In the event that the Employee fails to be credited with at least 1,000 Hours of Service during this initial computation period, the eligibility computation period shall be the first

Plan Year commencing after the Employee's date of Employment and succeeding Plan Years. If the Employee is credited with at least 1,000 Hours of Service during the 12-month period commencing with the date of the Employee's Employment, the computation period used to determine whether the Employee has been credited with the second Year of Service, shall be the 12-month period beginning on the first anniversary of the Employee's Employment commencement date and, if necessary, succeeding years based on the Employee's date of Employment.

          (e) Service with Acquired Employers - If an Employee was employed by an employer who was acquired by the Company or an affiliate of the Company (either as an acquisition of stock or assets), for purposes of determining the Employee's eligibility to participate, the Employee's last continuous period of service with such acquired employer shall be credited only as provided in Schedule A.

          (f) Participation Exclusion Effective as of May 1, 1999 - Notwithstanding the other provisions of this Section 2.1, effective May 1, 1999, any Employee who is employed on an exclusively commissioned basis shall not be eligible to participate in the Plan.

      2.2 Service - A Participant's eligibility for benefits under the Plan shall be based on his Years of Service determined as follows:

          (a) Service Prior to the Adoption Date - With regard to an Employee who was Employed on the Adoption Date, his Years of Service with the Employer prior to and including the Adoption Date shall be counted as Service hereunder, including periods of Authorized Leave of Absence. In addition, an Employee's Years of Service with Moultrie National Bank (now, Southwest Georgia Bank) prior to the Adoption Date shall be counted as Service hereunder.

          (b) Service From and After the Adoption Date - Subject to subsection
(a) and the provisions which follow, an Employee shall accrue a Year of Service for each Plan Year in which he has 1,000 or more Hours of Service. Provided, however, that if the Employee has completed at least 1,000 Hours of Service during the 12-month period commencing on the date of his Employment and such period overlaps two Plan Years in neither of which has the Employee completed at least 1,000 Hours of Service, he shall nevertheless be credited with a Year of Service for the Plan Year in which he becomes a Participant (or in which he becomes eligible for re-participation) in the Plan.

          (c) Service of Acquired Employers - If an Employee was employed by an Employer who was acquired by the Company or an affiliate of the Company
(either by acquisition of stock or assets), for purposes of determining the Employer's eligibility to participate, the Employee's last continuous period of service with such acquired Employer shall be credited only as provided in Schedule A.

      2.3 Effect of Break in Service - In the event a Participant, or an Employee who was not a Participant, incurs a Break in Service, the following provisions shall apply to his participation in the Plan:

          (a) A Participant shall remain a Participant until such time as he incurs a Break in Service;

          (b) In the case of an Employee who was a Participant when he incurred a Break in Service, he will again be considered a Participant on the date he completes one Hour of Service after the Break in Service; and

          (c) If an Employee who is not a Participant has a Break in Service, he must satisfy the eligibility requirements of Section 2.1 for participation as if he were a new Employee whose Employment commenced on the first date that he completed an Hour of Service after the last date of the computation period in which the Break in Service occurred, provided that his earlier period of service will be counted if his Break in Service period does not equal or exceed five years.

          (d) Computation Period - The Plan Year shall be the computation period for purposes of determining whether a Break in Service has occurred. The first Plan Year computation period for this purpose shall be, in the case of Employees who were Participants on the Effective Date, the Plan Year commencing on said date and shall be, in the case of Employees who thereafter become Participants, the Plan Year which includes the last day of the computation period during which the Participant satisfies the requirements for participation as set forth in Section 2.1 above.

          (e) Maternity or Paternity Leave - In the case of an Employee who is absent from Employment on account of (i) the Employee's pregnancy, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of the child by the Employee or
(iv) an absence due to the need for caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a Break in Service has occurred, the following hours:

              (i) the Hours of Service which otherwise would normally have been credited to such Employee but for such absence; or

              (ii) if the Hours of Service in (i) cannot be determined, then eight (8) Hours of Service for each day of such absence.

      However, such Hours of Service credited under this Section 2.3(e) shall not exceed 501 Hours of Service for each such absence.

      The Hours of Service credited under this Section 2.3(e) shall be credited in the Plan Year in which the absence begins only if an Employee would be prevented from incurring a Break in service in such Plan Year. In any other case, such hours shall be credited in the immediately following Plan Year. The Employee shall not be entitled to receive credit for maternity or paternity leave under this Section 2.3(e) unless such Employee furnishes to the Plan Administrator within such reasonable time period as the Plan Administrator may establish evidence that the absence is on account of one of the four (4) reasons specified in the first paragraph of this
Section 2.3(e) and evidence of the duration of such absence.

          (f) For purposes of determining whether a Break in Service has occurred for purposes of participation and vesting with respect to an Employee who returns to work following an FMLA Leave, for periods on and after August 5, 1993, any period of unpaid FMLA Leave shall not be treated as or counted toward a Break in Service. Unpaid FMLA Leave shall not be counted in Hours of Service except to the extent Hours of Service are otherwise credited for any unpaid leave of absence by the Employer.

      2.4 Inactive Account Status - In the event that any Participant (excluding an Employee whose employment is terminated) completes more than 500 Hours of Service but less than 1,000 Hours of Service in any Plan Year of his participation, or if during a Plan Year a Participant has no more than 500 Hours of Service but is on an Authorized Leave of Absence which would prevent him from having a Break in Service, his Employer Contribution Account shall be placed on inactive status. In such case, such Plan Year shall not be considered as a Year of Service, and the Participant shall not share in the Employer's contribution allocations made pursuant to Section 4.3 for any such Plan Year, but he shall continue to receive income allocations in accordance with Section 4.2. In the event such Participant has 1,000 Hours of Service in a subsequent Plan Year, his Employer Contribution Account shall revert to active status for such Plan Year with full rights and privileges under this Plan restored.

      2.5 Transfers of Employment Among Employers - Subject to Section 2.3, in computing Service hereunder, the period of an Employee's employment with any other member of a group of related employers which includes the Employer shall be counted for participation and vesting purposes, and a transfer of an Employee from the employ of one such member to the employ of another member shall not interrupt Employment. Related employers shall be determined under Code Section 414(b), (c), (m) and (n) to include members of a controlled group of corporations, trades or businesses under common control, members of an affiliated service group, and entities related through the leasing of employees. In the event any Participant during the course of any Plan Year is employed simultaneously by more than one such member, he shall be entitled to an allocation under Section 4.3 hereof by taking into account his aggregate Annual Compensation from such simultaneous members. Further, if the Employee was previously Employed in a job classification which precludes such Employee from participation in the Plan, his Employment in such job classification shall count as Service hereunder for eligibility purposes.

      2.6 Election Not to Participate - An Employee who is eligible to participate in the Plan may elect in a writing directed to the Plan Administrator not to participate for the Plan Years specified in such writing. Effective January 1, 2002, an Employee, leased employee, independent contractor, Beneficiary or other person with any claim to benefits under the Plan who provides the Plan Administrator with a knowing, voluntary and irrevocable waiver of benefits under the Plan in a form satisfactory to the Plan Administrator shall not be eligible to participate in or receive benefits from the Plan and shall be treated for all purposes as ineligible.

      2.7 Qualified Military Service - Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

                                  ARTICLE III

                                 CONTRIBUTIONS

      3.1 Employer Contributions - For so long as the Plan continues in effect, the Employer may make a contribution annually to the Trust for the accounts of all Participants who are active Employees on the last day of the Plan Year and who have a Year of Service for such year. The Employer's contribution shall be made in (i) cash, (ii) property acceptable to the Trustee and approved by the Plan Administrator, or (iii) Employer Stock (as defined herein), or any combination of the foregoing. The amount of each such contribution to the Trust shall be determined by the Board of Directors of the Employer, taking into consideration the then prevailing financial conditions and fiscal requirements of the Employer and such other factors as the Board of Directors may deem pertinent and applicable under the circumstances. In no event shall the annual contribution be less than an amount necessary, when added to other available funds held by the Plan, to pay the current amounts due (if any) under any loans or purchase money obligations incurred by the Plan for the purpose of purchasing shares of Employer Stock. The contributions by the Employer shall be credited to the Employer Contribution Accounts of Participants in accordance with Article IV. The Employer shall pay to the Trustee its contribution for each Plan Year not later than the close of such Plan Year or within such other period thereafter as is described in Code Section 404(a)(6).

      In no event shall the contribution by the Employer be greater than the amount deductible by the Employer for federal income tax purposes for the taxable year with respect to which the same is made, plus such additional amount as may be deductible by reason of a deduction carry forward from a prior year or years when less that the maximum deductible amount was actually contributed, except in anticipation of a future contribution of less than the maximum amount deductible with respect to such future year and the carry-forward to such future year of the current excess contribution for deduction purposes under applicable statutes and regulations. The contribution provisions of Code Section 404(a)(9) shall apply to the Plan and, in accordance with such provisions, additional contributions may be made to the Plan for the purposes specified in such provisions.

      No contributions by Participants shall be permitted under this Plan.

      3.2 Fund for Exclusive Benefit of Participants - All assets of the Trust Fund shall be held hereunder for the exclusive benefit of the Participants and their Beneficiaries for the purpose of distributing to such Participants and Beneficiaries the corpus and income of the Trust Fund in accordance with the provisions of Article V hereof. No part of the Trust Fund corpus or income shall be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries under the Plan, whether by operation of law or natural termination of contracts, by power of revocation or amendment, by the happening of a contingency, by collateral arrangement or by any other means; provided that the Employer hereby reserves the right to amend or revoke the Plan at any time as provided in Articles IX and X hereof.

      To the extent permitted by the Code and applicable rules and regulations thereunder and notwithstanding anything herein to the contrary, upon the Employer's request, a contribution which was made by a mistake of fact, or conditioned upon the initial qualification of the Plan or upon the deductibility of the contribution under Code Section 404, shall be returned to the Employer within one year after the payment of the contributions, the denial of the qualified status of the Plan or the disallowance of the deduction for such contribution (to the extent disallowed), whichever is applicable.

      3.3 Special Limitation on Allocations for Plan Years to Which Code
Section 415(c)(6) Applies - For any Plan Year to which the special limitation of Code Section 415(c)(6) shall otherwise apply, no more than one-third (1/3) of the Employer contributions for the Plan Year shall be allocated to the accounts of Highly Compensated Employees (within the meaning of Code Section 414(q)).

                                  ARTICLE IV


                           INTERESTS OF PARTICIPANTS

      4.1 Accounts of Participants - The Trustee shall maintain an Employer Contribution Account for each Participant to which contributions made under the Plan shall be credited and a Non-Employer Stock Account for each Participant who tenders, exchanges or otherwise sells Employer Stock pursuant to Section 5.16. The Participant's Employer Contribution Account may, if necessary in the view of the Trustee, be subdivided into subaccounts to reflect allocations of Employer Stock and allocations of non-Employer Stock assets ("Other Assets") in each Participant's Employer Contribution Account. The Participant's Non-Employer Stock Account may also be divided into subaccounts as deemed advisable by the Trustee.

      4.2 Allocation of Shares of Employer Stock, Income, Expense, Fluctuations in Asset Value, Etc.

          (a) In General - As of the close of business on each Annual Valuation Date, the Trustee shall determine, in such reasonable ways and from such information as it may deem appropriate, the fair market value of the Trust Fund. In making this determination, the value of Employer Stock shall be its fair market value on such Annual Valuation Date as determined as the closing price on the last trading date in the month in which the Annual Valuation Date occurs or, if the Employer Stock is not publicly traded, by an independent appraisal by a person selected by the Plan Administrator and acceptable to the Trustee who customarily makes such appraisals and meets the requirements of the regulations under Code Section 170(a)(1). After such determination is made of the fair market value of the Trust Fund, the Trustee shall make appropriate adjustments in the Employer Contribution Accounts of all Participants, former Participants and Beneficiaries who have unpaid balances in their accounts at such time, by allocating pro rata among such accounts based on the respective balances thereof as of the next preceding Annual Valuation Date (but after first reducing each such account balance by any distribution from the account during the Plan Year then ending), any increases and decreases in the value of the assets of the Trust Fund and any income (other than contributions), expenses, and realized gains and losses of the Trust Fund since such preceding Annual Valuation Date.

          (b) Dividends on Employer Stock - To the extent permitted by law, the dividends (if any) paid during a Plan Year on Employer Stock held by the Plan (whether allocated or unallocated to Participants' accounts) may be used to pay debt on outstanding borrowings, to pay administrative or other

Plan expenses, or, in the discretion of the Plan Administrator, be paid in cash to Participants in the Plan in accordance with the respective number of shares of Employer Stock allocable to each Participant's account as of the Annual Valuation Date immediately preceding the dividend payment date.

      If dividends on allocated shares of Employer Stock are used to pay debt on outstanding borrowings, there shall be transferred from the suspense account of unallocated shares of Employer Stock to the accounts of Participants to which the dividends would have been allocated the number of shares of Employer Stock equal in value to the amount of dividends that would have been allocated to such accounts, but for the use of such dividends to make payments on borrowings. Such allocation of shares from the suspense account shall be made in the Plan Year in which the dividends would otherwise have been allocated. If dividends are paid to Participants, they shall be paid not later than ninety (90) days after the close of the Plan Year in which such dividends are paid to the Trust. The direction by the Plan Administrator, which may be a continuing direction, to pay such dividends to Participants shall be made in writing to the Trustee by the Plan Administrator at least thirty (30) days prior to a dividend payment date. In the event any dividends on Employer Stock are held by the Plan for a two-year period or longer, they may only be distributed in cash if the provisions of Article V regarding cash distributions are satisfied.

      4.3 Allocation of Employer Contributions

          (a) In General - As of each Annual Valuation Date, and after the allocations provided in Section 4.2 above, the current contribution of the Employer shall be allocated to the Employer Contribution Accounts of (i) all Participants who are active Employees on the last day of such Plan Year and who have a Year of Service for such year, and (ii) all retirees and disabled Participants who have not elected pursuant to Sections 5.1, 5.2 or 5.3 to have their Account Balances determined as of the Annual Valuation Date next preceding their dates of retirement, in the same proportion as the Annual Compensation of each such Participant or former Participant bears to the aggregate Annual Compensation of all such Participants during such year.

      For Plan Years beginning on or after January 1, 1993 (but before January 1, 1997), as of each Annual Valuation Date, and after the allocations provided in Section 4.2 above, the current contribution of the Employer shall be allocated to the Employer Contribution Accounts of (i) all Participants who are active Employees on the last day of such Plan Year, and
(ii) all Participants who retired or become totally and permanently disabled (as defined in Section 5.2) during the Plan Year, and who have not elected pursuant to Sections 5.1, 5.2 or 5.3 to have their Account Balances determined as of the Annual Valuation Date next preceding their dates of retirement, in the same proportion as the Annual Compensation of each such Participant or former Participant bears to the aggregate Annual Compensation of all such Participants during such year, without regard to the number of Hours of Service credited to such Participant or former Participant for such Plan Year.

      For Plan Years ending on and after August 5, 1993, an Employee on FMLA Leave on the last day of the Plan Year who returns to work following such FMLA Leave shall be deemed to have been an active Employee on the last day of such Plan Year.

          (b) Allocation of Suspense Account Employer Stock - The Trustee shall maintain a suspense account to which it shall credit all borrowings (loans, purchase money obligations, etc.) made by it to purchase Employer Stock and to which it shall debit all shares of Employer Stock which are purchased with such borrowed funds. The shares in the suspense account shall not be allocated except as the shares are released from the suspense account as provided for in this subsection 4.3(b).

      Except in circumstances where the Plan Administrator and the Trustee agree on a different method, a suspense account established hereunder shall be handled as follows: on each Annual Valuation Date, the Trustee shall release shares of Employer Stock in the suspense account for allocation to the accounts of Participants who are eligible to share in the Employer's contribution for such year. The number of shares to be released on each Annual Valuation Date shall be equal to the number of encumbered securities held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for such year and the denominator of which is the sum of the principal and interest to be paid for such year and for all future years. If the interest rate is variable, future interest shall be projected using the interest rate applicable as of the end of the Plan Year. Such released shares of Employer Stock shall be allocated to the eligible Participants' Employer Contribution Accounts in the manner provided in subsection (a) above.

          (c) Earnings on Advance Employer Contributions - Earnings on advance Employer contributions shall be allocated to eligible Participants' Employer Contribution Accounts in the manner provided in subsection (a) above.

      4.4 Maximum Additions

          (a) The Annual Additions made to the accounts of a Participant for any Plan Year shall not exceed the lesser of: (i) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code (for 2009, the adjusted amount is $49,000); or (ii) 100% of the Participant's annual compensation, within the meaning of Code Section 415(c)(3), for the Plan Year. The annual compensation limit referred to in item (ii) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Section 419A(f)(2)) which is otherwise treated as an annual addition.

          (b) For purposes of this Section 4.4, "compensation" means compensation as defined in Code Section 415(c)(3). Compensation shall include elective deferrals under Code Sections 402(g), 125 and 457, and elective amounts that are not includible in the Participant's gross income by reason of Code Section 132(f)(4). Effective for Plan Years beginning on or after July 1, 2007, "compensation" shall be adjusted for regular pay paid after severance from employment if such amount is paid by the later of within 2 1/2 months after a severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) or by the end of the limitation year that includes the date of such severance from employment and if:

              (i) the payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commission, bonuses, or other similar payments paid after a

    Participant's severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Section 414(b), (c), (m), or (o) of the Code), and

              (ii) the payment would have been paid to the Employee if the Employment had continued.

      Any other payment of compensation paid after severance of employment that is not described in this subsection (b) is not considered compensation with the meaning of Section 415(c)(3) of the Code, even if payment is made within the time period specified above.

          (c) Excess Allocations.

              (i) For Limitation Years Prior to July 1, 2007. If such Annual Additions with respect to any Participant for any Plan Year would exceed the limitations set forth in this Section 4.4, such excess Annual Additions shall be treated in accordance with the following as applicable:

                  (1) First, any Employee contributions made by the Participant which would constitute excess Annual Additions for the Plan Year shall be returned to the Participant.

                  (2) Second, any remaining excess Annual Additions shall be reallocated to other Participants in accordance with the method of allocation under Section 4.3 hereof to the extent that such allocations do not cause the Annual Additions to any such other Participant's Account to exceed the limitations set forth in this Section 4.4.

                  (3) To the extent that such allocation or reallocation of excess amounts causes the limitation set forth in this Section 4.4 to be exceeded with respect to each participant for the Plan Year, then such amounts will be held unallocated in a suspense account, to be allocated in the next Plan Year(s) in accordance with Section 4.3 hereof. If such a suspense account is in existence at any time in accordance with this provision, all amounts in such suspense account must be allocated before any Employer contributions and Employee contribution which would constitute such Annual Additions may be made to the Plan. Investment gains and losses and other income shall not be allocated to such suspense account. Upon termination of the Plan, any amount remaining in such suspense account which is unallowable shall revert to the Employer.

              (ii) For Limitation Years Beginning On or After July 1, 2007.
    If such Annual Additions with respect to any Participant for any Plan Year would exceed the limitations set forth in this Section 4.4, such excess Annual Additions shall be treated in accordance with the final regulations relating to Code Section 415 that were made effective July 1, 2007. Such final regulations do not include the correction methods for excess annual additions that were previously in Section 1.415-6(b)(6) of the 1981 Income Tax Regulations. The Committee is permitted to implement corrections using these methods; provided, the Plan satisfies the eligibility requirements for self-correction under the Employee Plans Compliance Resolution System pursuant to Rev. Proc. 2006-27, as amended and modified by the Internal Revenue Service from time to time.

          (d) For purposes of this Section 4.4, the following definitions and rules of interpretation shall apply:

              (i) The "Annual Addition" of a Participant means amounts treated as Employer contributions, plus the Participant's contributions (if any). With respect to defined contribution plans under which forfeitures can occur, Annual Additions shall also include any forfeitures allocable during the Plan Year. Further, amounts allocated to an individual medical benefit account, as defined in Code Section 415(l)(2), which is part of a defined benefit plan maintained by the Employer shall be treated as Annual Additions to a contribution plan. In no event shall this be construed as applying the limitations of Code Section 415(c)(1)(B) to individual medical accounts or post-retirement medical benefits. Rollover contributions are also not treated as Annual Additions. For purposes of clarity, restorative payments allocated to a Participant's Account Balance result from actions (or a failure to act) by a fiduciary for which there is a reasonable risk of liability under Title I of ERISA or under other applicable federal or state law, where similarly situated Participants are similarly treated, shall not constitute an Annual Addition.

              (ii) "Dollar Limitation" means the limitation provided in Code
    Section 415(c)(1)(A) (adjusted in accordance with regulations of the Secretary of the Treasury) as in effect for the particular Plan Year.

              (iii) For purposes of computing the maximum allocation under
    Section 4.4(a), all defined contribution plans (whether or not terminated) of the Employer shall be treated as one defined contribution plan.

              (iv) When the term Employer is used in this Section, it shall mean the Employer and any other corporation or division which is a member of a controlled group of corporations (within the meaning of Code Section 414(b), as modified by Code Section 415(h)) of which the Employer is also a member.

          (e) In addition to other limitations set forth in the Plan and notwithstanding any other provision of the Plan, the Annual Additions under the Plan (and all other defined contribution plans required to be aggregated with this Plan under Code Section 415) shall not increase to an amount in excess of the amount permitted (when considered with all other aggregated plans of the Employer) under Code Section 415.

          (f) If no more than one-third of the Employer contributions for a Plan Year are allocated to the accounts of highly compensated employees (as defined in Code Section 414(q)), then, for purposes of determining allocations to Participant accounts under this Section 4.4, Employer contributions which are deductible under Code Section 404(a)(9)(B) and charged against Participant accounts shall not be included, in accordance with Code Section 415(c)(6).

      4.5 Directed Investments By Eligible Participants

          (a) In General - Each Eligible Participant shall, during any Qualified Election Period, be permitted to direct the investment of his Employer Contribution Account in accordance with the provisions of this
Section 4.5. Each Eligible Participant may elect, in a writing delivered to the Plan Administrator within ninety (90) days after the close of each Plan Year in the Qualified Election Period, to direct the investment of twenty-five percent (25%) of such Participant's Account Balance in the Plan attributable to Employer Stock contributed to or acquired by the Plan after December 31, 1986, determined as of the Annual Valuation Date for the Plan Year preceding the Plan Year in which such election is made (to the extent such portion exceeds the amount to which a prior election under this Section
4.5 applies); provided, however, that in the case of the election year in which the Participant is permitted to make his last such election, fifty percent (50%) shall be substituted for twenty-five percent (25%) in applying this Section 4.5. Any Employer Stock diversified under this Section 4.5 shall be valued based on the closing sale price of the Employer Stock as of the last trading day of the calendar month immediately preceding the month in which the diversification takes place.

      For purposes of this Section 4.5, a Participant's Account Balance at the end of any Plan Year shall be deemed not to include any amounts allocated to a Participant's Account or contributed to the Plan after the end of such Plan Year, even if allocated as of the end of such Plan Year. The Plan shall offer at least three (3) investment options for Eligible Participants which are permissible under regulations issued under the Code. Any investment or reinvestment made pursuant to this Section 4.5 shall be made within a reasonable time after the Participant's written election is delivered to the Plan Administrator, but in any event within ninety (90) days of the 90-day period set forth in Section 4.5(a). No fiduciary of the Plan shall have any liability for investments and reinvestments made under this Section 4.5 pursuant to the direction of an Eligible Participant. The Account Balance of an Eligible Participant who directs the investment of a portion of his Account Balance shall be charged with all costs and expenses of such investment or reinvestment or of any other transaction hereunder at the request of the Participant, as well as all income, gains, losses, etc. attributable to such investment or reinvestment.

          (b) Alternative To Directed Investments - In lieu of permitting directed investments by Eligible Participants as provided in subsection (a), the Company may determine and direct that the portion of such Eligible Participant's Account Balance which is actually directed for investment by such Participant be (i) distributed to such Participant, or (ii) transferred to another qualified plan of the Employer which accepts such transfers, provided that such plan permits employee-directed investment and does not invest in Employer Stock to a substantial degree. Such distribution or transfer shall be made within ninety (90) days of the 90-day period set forth in Section 4.5(a) during which such Participant directed such investment.

      4.6 Investment of Non-Employer Stock Accounts

          (a) Non-Employer Stock Accounts - The ESOP Committee may designate that all or a portion of the Non-Employer Stock Accounts be invested in a collective trust fund or as otherwise permitted in Section 8.2. If permitted on a nondiscriminatory basis by the ESOP Committee, all or a portion of the amounts in a Participant's Non-Employer Stock Account (if any) shall be subject to the investment direction of the Participant in accordance with the provisions of subsection (b). The amount to be invested at the direction of the Participant is referred to as the "Participant Directed Amount."

          (b) Investment Direction - Any direction by a Participant of the investment of the amounts credited to him under the Plan, as described in
Section 4.6(a), shall be made in accordance with this subsection.

              (i) A Participant shall direct the investment, or change the direction of the investment, of his Participant Directed Amount by delivering to the Plan Administrator a statement on such form, or by following such other procedure, as may be prescribed by the Plan Administrator, directing the investment of his Participant Directed Amount into any or all of the separate investment options selected by the ESOP Committee and offered under the Plan. Such statement must be submitted within a stated period of time prior to the date for which it is to be effective as designated by the Plan Administrator. The Plan Administrator may prescribe different periods of time for the initial direction of the Participant Directed Amount and for subsequent changes of direction. A Participant shall be given the opportunity to change the investment direction of his Participant Directed Amounts pursuant to the uniform and nondiscriminatory procedures established by the Plan Administrator. Any Participant direction shall remain in effect until superseded by a subsequent direction, or until the complete distribution of a Participant's Non-Employer Stock Account.

              (ii) If individual direction is permitted, the Trustee shall use its best efforts to ensure that each Participant is provided such information and rights to exercise control over his Non-Employer Stock Account as required to satisfy all of the conditions to make the Non-Employer Securities Portion of the Plan an "ERISA Section 404(c) plan" (within the meaning of the ERISA 404(c) regulations) and to make each election by a Participant subject to the relief provided under ERISA 404(c). The Participant will have the sole responsibility for the investment of his Participant Directed Amount among the available investment options and, to the extent permitted by law, no Fiduciary or other person will have any liability for any loss or diminution in value resulting from Participant's exercise of such investment responsibility. The investment options may be changed, eliminated, or modified from time to time by the ESOP Committee."

                                   ARTICLE V

                                   BENEFITS

      5.1 Normal Retirement Benefits - A Participant retiring under the Plan at his Normal Retirement Date shall be entitled to receive the entire amount of his Account Balance in the Plan determined, with respect to the ESOP Account, as of the Annual Valuation Date immediately preceding the payment of such Account, provided that the Employer Stock allocated to his Account shall be valued based on the closing sales price of the Employer Stock as of the last trading day of the calendar month immediately preceding the month in which payment commences and, with respect to the Non-Employer Securities Portion of the Plan, as of the Valuation Date coincident with or next preceding the date payment commences. The manner of payment of benefits distributed pursuant to this Section 5.1 shall be determined under the provisions of Section 5.6.

      5.2 Disability Benefits - In the event a Participant shall become totally and permanently disabled (as defined below), he shall be entitled to retire under the Plan for disability and to receive the entire amount of his Account Balance in the Plan, with respect to the ESOP Account, as of the Annual Valuation Date immediately preceding the payment of such Account, provided that the Employer Stock allocated to his Account shall be valued based on the closing sales price of the Employer Stock as of the last trading day of the calendar month immediately preceding the month in which payment commences and, with respect to the Non-Employer Securities Portion of the Plan, determined as of the Valuation Date coincident with or next preceding the date payment commences. Benefits pursuant to this Section 5.2 shall be distributed as indemnification against the Participant's injury or illness, the manner of the payment of which shall be determined as provided in Section 5.6. A Participant shall be considered to be totally and permanently disabled if he is eligible for benefits under the Employer's long-term disability plan.

      5.3 Postponed Retirement - If required by law and for purposes of this Plan only, an Employee may remain in the service of the Employer after his Normal Retirement Date. In the event a Participant remains so employed after his Normal Retirement Date, he shall continue to be a Participant just as if he had not yet reached his Normal Retirement Date. When such a Participant actually retires, he shall be entitled to receive the entire amount of his Account Balance in the Plan determined, with respect to the ESOP Account, as of the Annual Valuation Date immediately preceding the payment of such Account, provided that the Employer Stock allocated to his Account shall be valued based on the closing sales price of the Employer Stock as of the last trading day of the calendar month immediately preceding the month in which payment commences and, with respect to the Non-Employer Securities Portion of the Plan, as of the Valuation Date coincident with or next preceding the date payment commences. The manner of payment of benefits distributed pursuant to this Section 5.3 shall be determined as provided in Section 5.6.

      5.4 Death Benefits - In the event of the death of a Participant before his retirement hereunder, there shall be payable to his Beneficiary the entire interest of the Participant in the Plan determined, with respect to the ESOP Account, as of the Annual Valuation Date immediately preceding the payment of such Account, provided that the Employer Stock allocated to his Account shall be valued based on the closing sales price of the Employer Stock as of the last trading day of the calendar month immediately preceding the month in which payment commences and, with respect to the Non-Employer Securities Portion of the Plan, as of the Valuation Date coincident with or next preceding the date payment commences.

      5.5 Benefits on Termination of Employment

          (a) Benefits Payable Upon Termination of Employment - If a Participant's Service is terminated for any reason other than his retirement, death or total and permanent disability, his participation in the Plan will terminate upon the occurrence of a Break in Service. Each Participant shall be fully vested in his Account Balance. Upon incurring a one year Break in Service, the Participant may file a written claim for benefits with the Plan Administrator, on a form provided by the Plan Administrator for that purpose, requesting distribution of his Account Balance. Notwithstanding the preceding sentence, effective as of May 1,1999, if a Participant has attained age 60 and has completed 20 or more Years of Service as of his termination of Employment, the Participant's Account Balance, upon request of the Participant, will be distributed as soon as administratively practicable following Participant's termination of Employment. His Account Balance in the Plan shall be determined, with respect to the ESOP Account, as of the Annual Valuation Date immediately preceding the payment of such Account, provided that the Employer Stock allocated to his Account shall be valued based on the closing sales price of the Employer Stock as of the last trading day of the calendar month immediately preceding the month in which payment commences and, with respect to the Non-Employer Securities Portion of the Plan, as of the Valuation Date coincident with or next preceding the date payment commences.

          (b) Time of Payment - Such amounts shall be payable to a Participant who terminates Employment, in such manner and over such period of time as the Participant may determine in accordance with Section 5.6. Pending commencement of payment thereof, the amount so payable shall be maintained as provided in Section 5.10 hereof. Such payment shall be made to and accepted by the Participant in full and final satisfaction and settlement of any and all of his claims and rights under the Plan and in the Trust Fund.

      In the event a former Participant entitled to benefits under this
Section 5.5 dies before such benefits shall have been paid in full, then the remainder of his Account Balance shall be payable to his Beneficiary.

          (c) Lump Sum Payment of Value of Small Benefits - Notwithstanding any other provision of the Plan, and irrespective of whether a Participant elects to defer receipt of his Vested Interest under subsections (a) or (b) of this Section 5.5, any benefits payable under the Plan may be paid as a lump sum distribution of the Account Balance of a Participant under the following circumstances:

              (i) If the Participant's Account Balance is not in excess of $5,000, then the Plan Administrator shall direct the payment of such Account Balance in a lump sum to such Participant or his Beneficiary within an administratively practicable time after the occurrence of the event which entitles such Participant to a distribution. In the event of a distribution under this Section 5.5(c)(i) in excess of $1,000, if the Member does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Member in a Direct Rollover in accordance with Section 5.18 or to receive the distribution directly, then the Plan Administrator will pay the distribution in a Direct Rollover to an Eligible Retirement Plan designated by the Plan Administrator.

              (ii) If the Participant's Account Balance exceeds $5,000, then with the written consent of the Participant, the Plan Administrator shall direct the payment of such Account Balance in a lump sum to such Participant or his Beneficiary.

      5.6 Payment of Benefits - The benefits to which a retiring, disabled or terminated Participant is entitled upon his retirement, disability or other termination of Employment under Sections 5.1, 5.2, 5.3 or 5.5, as the case may be, shall be paid as elected by the Participant in one of the ways described in this Section 5.6. Any such election shall be exercised by such person in writing filed with the Plan Administrator within the period specified in such
Section 5.1, 5.2, 5.3 or 5.5, as the case may be. The available optional modes of payment of benefits under the Plan are as follows:

          (a) distribution in full (lump sum) during any single calendar year;

          (b) annual installments for a period not to exceed fifteen (15) years or the life expectancy of the Participant or the life expectancy of the Participant and his spouse, if any; or

          (c) any combination of the above.

      If a Participant dies before the commencement of distribution of his benefits, the Beneficiary may elect any of the alternative forms of payment under (a), (b) or (c) above which otherwise could have been elected by the Participant; provided, however, that the Participant's Account Balance shall be distributed within five (5) years from the date of the Participant's death if the Beneficiary is not an individual or if the Beneficiary is an individual and elects a lump sum distribution. Provided, further, that any installments shall begin within one year of the Participant's death and continue for a period not exceeding the Beneficiary's life expectancy if the Beneficiary is an individual or continue for a period of not more than five (5) years from the date of the Participant's death if the Beneficiary is not an individual.

      If any distribution includes an insurance contract, such insurance contract shall not permit a form of distribution other than a form permitted under this Section.

      Distribution of a Participant's Account Balance will be made in whole shares of Employer Stock, cash or a combination of both, as determined by the Plan Administrator; provided, however, that a Participant (or his Beneficiary) shall have the right to demand distribution of his Account Balance entirely in whole shares of Employer Stock, with the value of any fractional shares paid in cash. Notwithstanding the preceding sentence, if the bylaws or charter of the Employer restrict the ownership of substantially all outstanding employer securities to employees or a trust described in Code Section 401(a), distribution of a Participant's Account Balance will be made in cash.

      If Employer securities (acquired with the proceeds of an exempt loan) which are to be distributed under the Plan consist of more than one class, the party receiving the distribution must receive substantially the same proportion of each such class.

          (d) In the event of death of the Participant, the entire amount of the Participant's Account, computed as of the Valuation Date coincident with or next preceding the date of his death shall be distributed as follows:

              (i) Unless Section 5.6(d)(iii) applies, if the Participant's surviving spouse is the Participant's sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or, if later, by December 31 of the calendar year in which the Participant would have attained age 70-1/2.

              (ii) Unless Section 5.6(d)(iii) applies, if the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

              (iii) If the designated beneficiary has elected to receive a lump sum distribution, or, if there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

              (iv) If the Participant's spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distribution to the surviving spouse has been made, Section 5.6(d)(i) will apply as if the surviving spouse were the Participant.

                   For purposes of this Section 5.6, unless Section 5.6(d)(iv) applies, distribution is considered to be made on the Participant's required beginning date within the meaning of Section 5.12(b). If Section 5.6(d)(iv) applies, distribution is considered to be made on the date distribution is made to the surviving spouse under Section 5.6(d)(i).

      5.7 Restrictions on Participants' Right To Dispose of Employer Stock; Employer's and Plan's Right of First Refusal - Any Employer Stock distributed under the Plan shall be subject to the following restrictions on its transfer (if it is not readily tradable on an established market when the right of first refusal is exercised) and an appropriate legend indicating this restriction will be placed on each stock certificate:

          (a) Any person (the "Seller", which shall include Participants and their Beneficiaries) desiring to sell, transfer or assign all or any portion of the Employer Stock distributed under this Plan shall first have received a bona fide written offer for the purchase of such stock and shall then offer to sell the same to the Company and the Plan, pursuant to their right of first refusal, in the manner hereinafter set forth.

          (b) The Seller shall deliver to the Trustee and the Company a notice in writing of his desire to sell or transfer his stock which notice shall contain a signed copy of said bona fide offer to purchase, stating the price and other terms and conditions of such offer and the name and address of the proposed purchaser, along with a written statement of the Seller's willingness to sell his stock to the Company or the Plan in preference to the proposed purchaser. The Trustee and the Company shall have fourteen
(14) days from the receipt of such notice within which to decide whether to purchase all of the stock being offered and, if so, whether such purchase shall be made by the Company or by the Plan or a part by each (such electing party, whether the Company or the Trustee, is hereinafter called the "Purchaser"). If the Purchaser is to purchase such stock, then it shall deliver to the Seller (within the fourteen (14) day period provided for above) written notice of acceptance of such offer designating a closing place and date for the purchase of the Employer Stock (the "Closing") which shall not be more than thirty (30) days after the date of its notice of acceptance to the Seller.

          (c) If all of the Participant's offered Employer Stock is not to be purchased, then the Seller shall have the right to sell such Employer Stock to the person making the bona fide offer within 30 days following the day upon which the Trustee and the Company were required to give notice of their election to purchase. Any such sale shall be under terms and conditions no less favorable to the Seller than those presented to the Trustee and the Company. In the event such stock is not so sold, it shall remain subject to the terms and conditions of this Section 5.8.

          (d) In the event the Purchaser elects to purchase the Seller's stock pursuant to the provisions hereof, the Seller shall deliver at the Closing the certificate(s) representing the shares to be sold, which certificate(s) shall be duly endorsed for transfer to the Purchaser, and the purchase price and payment thereof shall be made by the Purchaser in accordance with the terms and provisions of the sale. The selling price must not be less favorable to the Seller than the greater of (i) the purchase price and terms offered by the bona fide purchaser or (ii) the fair market value of the Employer Stock as of the most recent Annual Valuation Date as described in
Section 4.2; provided, however, in the event the Seller is a "disqualified person" (as defined in Code Section 4975) the fair market value shall be determined in a manner acceptable to the Plan Administrator and the Trustee as of the date of the transaction.

          (e) Any purported gift, sale, transfer, assignment, mortgage, pledge or hypothecation of Employer Stock distributed under the Plan by a Participant or his Beneficiary in violation of this restriction shall be null and void, and the Company and the Plan shall not recognize such gift, sale, transfer, assignment, mortgage, pledge or hypothecation as passing any interest in the stock.

            (f)	Nothing contained herein shall apply to any sale of Employer
Stock directly to the Company or the Plan other than sales made to the Plan under the right of first refusal provided for hereunder.

      5.8 Participant's Right to Put Employer Stock to the Company and the Plan

            (a)	General - In the event the Plan acquires Employer Stock in a leveraged transaction, any Participant (or his Beneficiary) thereafter receiving a distribution of Employer Stock from the Plan at a time when such Employer Stock is not readily tradable on an established market shall have a "put option" on such shares, giving him the right to have the Company purchase such shares. The same right shall apply to any Employer Stock distributed to a Participant (or his Beneficiary) pursuant to his exercising the right to demand Employer Stock described in Section 5.6. The put option shall be exercisable during the following two election periods by giving notice in writing to the Employer:

                (i) the first option period shall be the sixty (60) day period commencing on the date of distribution of the shares of Employer Stock; and

                (ii) the second option period shall be the sixty (60) day period commencing on the date the fair market value of the Employer Stock is determined (and the Participant or Beneficiary is notified of such determination) for the Plan Year next following the Plan Year in which such shares of Employer Stock are distributed. The Plan may be given the opportunity to purchase shares of Employer Stock tendered to the Employer under the put option, as described in subsection (c) hereof. Except to the extent otherwise required by law, the put option hereunder shall not apply at any time that the Employer Stock is readily tradable on an established market.

          (b) Price and Payment - The price at which the put option shall be exercisable is the fair market value as of the Annual Valuation Date which precedes the date the put option is exercised except in the case of a put option in favor of a "disqualified person" (as defined in Code Section 4975) in which event the fair market value shall be determined as of the date of the transaction. Payment for the shares of Employer Stock put to the

Employer may be made in cash or in installments over a period not exceeding five (5) years, at the election of the Employer. If the purchase price is paid in installments, a reasonable interest rate and adequate security must be provided. The periodic payments shall begin within thirty (30) days after the put is exercised.

          (c) Right of Plan - The Plan shall have the option by notice in writing to the Employer to assume the rights and obligations of the Employer under the put option provided for herein at the time the put option is exercised. The put option provided for hereunder shall not bind the Plan to purchase the Employer Stock.

          (d) Continuation of Rights - The provisions of this Section 5.8 with respect to any Employer Stock acquired by the Plan in a leveraged transaction, or which is distributed to Participants (or Beneficiaries) pursuant to the right described in section 5.6 hereinabove in lieu of the Plan's right to distribute Plan benefits in cash, shall be non-terminable and shall continue if the loan is repaid or if the Plan ceases to be an ESOP, except to the extent such rights have terminated in accordance with the terms hereof. Except as otherwise expressly provided in this Plan, any Employer Stock acquired in a leveraged transaction shall not be subject to any put, call, or other option or buy-sell or similar arrangement while held by and when distributed from the Plan, regardless of whether the Plan is then an ESOP. The protections set forth in the preceding sentence shall be non-terminable.

      5.9 Securities Laws Restrictions On Resales - To the extent that the shares of Employer Stock to be acquired by the Plan have not been registered under either state or federal securities laws, but have been issued and acquired pursuant to applicable exemptions thereunder, any such Employer Stock distributed to Participants in the Plan may only be sold by the Participant upon registration under such securities laws or pursuant to an available exemption thereunder. The shares of Employer Stock held and distributed by the Plan may be appropriately legended to reflect the restrictions on sale in the securities laws.

      5.10 Maintenance of Accounts Prior to Payout - Subject to the limitations set forth in Section 5.5, during such period of time between termination of a Participant's Employment as described in Section 5.5 hereof and the date when he becomes entitled to actual payment of his interest in his Employer Contribution Account, his Account Balance shall be maintained by the Trustee in the following manner:

          (a) The Trustee shall segregate on his books the Participant's Account Balance as of the date of the termination of his Employment, and such segregated Account Balance shall not thereafter share in any Employer contributions or amounts otherwise allocated as Employer contributions. The balance in a segregated account may remain invested as a part of the Trust Fund, sharing in the net income, net loss, net appreciation and net depreciation of the Trust Fund, to the same extent as if such accounts had not been segregated, with the Trustee having the same powers of investment, reinvestment and commingling as he has for all other assets of the Trust.

          (b) In the event that an individual for whom a segregated account is maintained in accordance with Section 5.10(a) is Reemployed following a Break in Service, such accounts shall continue to be maintained as separate accounts, provided, however, the Plan Administrator may integrate such segregated account with his post Break in Service Employer Contribution Account and thereafter regard it as a single account for all purposes hereunder.

      5.11 Present Value of Payments - Any method of payment of benefits shall result in the present value of payments to be paid to the Participant being greater than fifty percent (50%) of the present value of the total benefits to be paid to the Participant and his Beneficiary.

      5.12 Commencement of Payments

           (a) In General - Notwithstanding anything herein to the contrary, unless a Participant otherwise elects in a writing delivered to the Plan Administrator, subject, however, to the requirements of Section 5.12(b), benefit payments hereunder shall commence not later than the earlier of (i) sixty (60) days after the later of (A) the date on which such Participant reaches his Normal Retirement Date, (B) the Plan Year in which occurs the tenth anniversary of the year in which such Participant commenced participation, or (C) the Plan Year in which such Participant's Employment with the Employer terminates.

           (b) Required Beginning Date - Payments of a Participant's entire interest in the Plan shall begin no later than the following date: (i) if the Participant is a five-percent (5%) owner (within the meaning of Code
Section 416(i)(1)), April 1 of the calendar year next following the calendar year in which the Participant attains age 70-1/2, or (ii) for any other Participant, April 1 of the calendar year next following the later to occur of his attainment of age 70-1/2 or his retirement.

           (c) Period of Distribution

               (i) General - The requirements of this Section 5.12(c) will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section 5.12(c) will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

               (ii) Required Beginning Date - The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date, determined pursuant to
    Section 5.12(b).

               (iii) Forms of Distribution - Unless the Participant's entire interest is distributed in a single lump sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (iv), (v), (vi) and (vii) of this Section 5.12(c).
               (iv) Amount of Required Minimum Distribution For Each Distribution Calendar Year - During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                    (1) the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

                    (2) if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

               (v) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death - Required minimum distributions will be determined under this Section 5.12(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

               (vi) Death on or After Date Distributions Begin

                    (1) Participant Survived by Designated Beneficiary - If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

                        (A) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                        (B) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                        (C) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                    (2) No Designated Beneficiary - If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the

     Participant in the year of death, reduced by one for each subsequent year.

               (vii) Death Before Date Distributions Begin

                     (1) Participant Survived by Designated Beneficiary - If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 5.12(c)(vi).

                     (2) No Designated Beneficiary - If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                     (3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin - If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under
     Section 5.6(d), this Section 5.12(c)(vii) will apply as if the surviving spouse were the Participant.

               (viii) Definitions - The following definitions shall apply for purposes of Sections 5.6 and 5.12:

                      (1) Designated Beneficiary - The individual who is designated as the Beneficiary under Article VI of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4 of the Treasury regulations.

                      (2) Distribution calendar year - A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 5.6(d). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

                      (3) Life expectancy - Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

                      (4) Participant's Account balance - The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

      5.13 Error in Participant's Account - When an error or omission is discovered in the account of a Participant, the Trustee shall, upon direction by the Plan Administrator make such equitable adjustments as the Plan Administrator deems necessary as of the Plan Year in which the error or omission is discovered.

      5.14 No Other Benefits or Withdrawals - Except as expressly provided for in this Article V or Section 4.5(b), for so long as this Plan continues in effect no individual, whether a Participant, former Participant, Beneficiary or otherwise, shall be entitled to any payment or withdrawal of funds from the Trust Fund.

      5.15 Voting Rights

           (a) Voting of Allocated Shares - Except as provided in subsection
(d) below, each Participant shall have the right to direct the Trustee confidentially with respect to the voting of Employer Stock held in the Trust and allocated to the Participant's Employer Contribution Account. The Participant shall convey his instructions with respect to such shares in confidence in writing to the ESOP Committee, which shall then inform the Trustee of such voting instructions. In the absence of an ESOP Committee, such instructions shall be communicated by the Participants directly to the Trustee. The instructions so received by the ESOP Committee and Trustee shall be held by the ESOP Committee and Trustee in confidence and shall not be divulged or released to any person. Upon timely receipt of such instructions, the Trustee shall on each matter vote as instructed the number of shares of Employer Stock allocated to such Participant's Employer Contribution Account. To the extent permitted by law, any shares with respect to which the Participant does not give directions for voting in a timely manner shall be voted by the Trustee as directed by the ESOP Committee. For voting purposes, allocated fractional shares of Employer Stock shall be aggregated into whole shares of Employer Stock and voted by the Trustee to the extent possible to reflect the voting instructions of Participants with respect to whole shares of Employer Stock allocated to their Employer Contribution Accounts.

           (b) Voting of Unallocated Shares - Except as provided in (d) below, shares of Employer Stock held by the Trustee and not yet allocated to Participants' Employer Contribution Accounts shall be voted by the Trustee, in the same proportion as Participants direct the voting of allocated shares of Employer Stock.

            (c)	Obligations of the Company - Except as provided in (d) below, the Company shall in an appropriate time and manner furnish the Trustee and Participants with proxy materials, notices and information statements when voting rights are to be exercised. In general, the materials to be furnished Participants shall be the same as those provided to security holders.

            (d)	Voting Non-Registration Type Stock - In the event the Employer
Stock is not at the time a registration-type class of securities as defined in Code Section 409(e), then except as provided in the following sentence, the Employer Stock held in the Trust shall be voted in the manner determined by the ESOP Committee and communicated in writing to the Trustee. With respect to any matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all the assets or such similar transaction as prescribed in regulations, each Participant shall be entitled to direct the Trustee as to the exercise of any voting rights attributable to shares of Employer Stock allocated to his Employer Contribution Account at such date. On all other matters, the ESOP Committee and the Trustee need not solicit voting instructions from Participants.

      5.16 Tender or Exchange Offer for Employer Stock
           (a) Tender Offer - The provisions of this Section shall apply in the event any person, including the Company, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of Employer Stock (herein referred to as a "Tender Offer").

           (b) Tender or Exchange of Allocated Shares - Notwithstanding the other provisions of the Plan, in the event of a Tender Offer at a time when such Employer Stock is readily tradable on an established market, each current or former Participant (or after the death of a former Participant, his Beneficiary) who has shares of Employer Stock allocated to his Employer Contribution Account (an "Affected Participant") shall be given the opportunity to direct the Trustee confidentially regarding whether to tender, exchange or otherwise sell whole shares of Employer Stock allocated to his Employer Contribution Account in accordance with the provisions, conditions and terms of such Tender Offer and the provisions of this Section. If Affected Participants elect to tender, exchange or sell a greater number of shares of Employer Stock than the total number of shares of Employer Stock offered in such Tender Offer (referred to as an "Oversubscribed Offer"), the Trustee shall reduce, on a pro rata basis, the number of shares of Employer Stock that each Affected Participant agreed to tender or exchange except that Trustee may provide that the prorata reduction will not apply, and will be determined without regard to, Affected Participants whose allocated shares of Employer Stock do not exceed a prescribed amount. Each direction to tender, exchange or otherwise sell shares of Employer Stock shall be deemed an agreement to have such number of shares reduced on a pro rata basis in the event of an Oversubscribed Offer, to the extent determined by the Trustee.

            (c)	Required Forms and Instructions - As promptly as practicable after a Tender Offer is made, the Trustee shall send to all Affected Participants such materials and forms for responding as are appropriate to determine the direction of each Affected Participant. Any form for responding shall prominently note that failure by an Affected Participant to return such form within a specified reasonable period of time shall be deemed a direction to the Trustee not to tender, exchange or otherwise sell the whole shares of Employer Stock allocated to the Employer Contribution Account of such Affected Participant. The Participant shall convey his instructions in confidence in writing to the ESOP Committee, which shall then convey such instructions to the Trustee. In the absence of an ESOP Committee, such instructions shall be conveyed directly to the Trustee. In carrying out the steps necessary to determine the directions of Affected Participants under this Section, the Trustee shall adopt such means as it deems appropriate to provide Affected Participants with the opportunity to indicate their directions in a confidential manner, i.e., without the disclosure of any Affected Participant's individual decision to the public or the Company.

           (d) Disposition of Allocated Employer Stock - As promptly as practicable after receiving an Affected Participant's response form which directs it to tender, exchange or otherwise sell his whole shares of allocated Employer Stock, the Trustee shall carry out the tender, exchange or sale of such shares; provided, however, that the Trustee shall have the right to change or to modify its actions hereunder to comply with the terms of any valid order of a court of competent jurisdiction directing it to take certain actions inconsistent with the requirements of this Section. The proceeds of a disposition directed by an Affected Participant shall be allocated to the Non-Employer Stock Account of each such Affected
Participant.
           (e) Fractional Shares - The Trustee shall determine the total number of whole shares it was directed to tender, exchange or sell, and the total number of whole shares it was directed not to tender, exchange or sell
(either expressly or by failure to timely respond). If the majority of the allocated whole shares of Employer Stock were directed to be tendered, exchanged or sold, then the Trustee shall also tender, exchange, or sell, as promptly as practicable, any allocated fractional shares which are held in the Trust. However, if the majority of the allocated whole shares of Employer Stock were not directed to be tendered, exchanged or sold, the Trustee shall not tender, exchange or sell any such allocated fractional shares unless otherwise directed by the ESOP Committee.

           (f) Unallocated Shares - In the case of shares of Employer Stock that have not been allocated to the Employer Contribution Accounts, the ESOP Committee shall convey tender or exchange instructions to the Trustee with respect to such unallocated shares, which instructions shall direct that the Trustee tender or exchange such shares in the same proportion as Participants direct the tender or exchange of shares of Employer Stock allocated to their Employer Contribution Accounts, treating for this purpose the failure of a Participant to instruct or validly instruct the ESOP Committee or Trustee as a decision not to tender or exchange.

      5.17 Appraisal of Employer Stock - In the event that any class or series of Employer Stock held by the Plan is not readily tradable on an established market, all valuations, including the annual valuation, of Employer Stock must be performed by an independent appraiser meeting the requirements of the regulations under Code Section 170(a)(1).

      5.18 Direct Transfer of Eligible Rollover Distributions

           (a) For the purposes of this Section 5.18, the following definitions shall apply:

               (i) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution shall not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code
     Section 401(a)(9); distribution described in Code Section 401(k)(2)(B)(i)(IV); or the portion of any Distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). For taxable years beginning after December 31, 2006, a Participant may elect to transfer his or her employee after-tax contributions (if any) by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to account separately for amounts so transferred (including interest thereon), including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.

               (ii) "Eligible Retirement Plan" shall mean an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code
     Section 401(a), that accepts the Distributee's Eligible Rollover Distribution, or an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan shall mean only an individual retirement account or individual retirement annuity. For distributions made after December 31, 2007, Eligible Retirement Plan shall also include a Roth IRA described in Code Section 408A(b).

               (iii) "Distributee" shall mean an Employee or former Employee. In addition, the Employees or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse. Solely for purposes of the rollover right set forth in this Subsection 5.18(a)(v), a Distributee shall also include a non-spouse Beneficiary who is a "designated beneficiary" under Code
     Section 401(a)(9)(E) and the regulations thereunder.

            (iv) "Direct Rollover" shall mean a payment to the Eligible Retirement Plan specified by the Distributee either by direct transfer from the Plan, or by delivery of the distribution check by the Distributee, provided such check is made out in a manner to ensure that it is negotiable only by the trustee of the Eligible Retirement Plan.

            (v)	Non-Spouse Beneficiary Rollover Right.  For distributions
     after December 31, 2009, a non-spouse Beneficiary who is a "designated beneficiary" under Code Section 401(a)(9)(E) and the regulations thereunder, by a direct trustee-to trustee transfer ("direct rollover"), may roll over all or any portion of his or her distribution to an individual retirement account ("IRA") the Beneficiary established for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an "eligible rollover distribution" under Code Section 401(a)(31).

                (1) Certain Requirements Not Applicable. Although a non-spouse Beneficiary may roll over directly a distribution as provided in this
         Section 5.18, the distribution, if made prior to January 1, 2010, is not subject to the direct rollover requirements of Code Section 401(a)(31) (including Code Section 401(a)(31)(B)), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c). If a non-spouse Beneficiary receives a distribution from the Plan, the distribution is not eligible for a 60-day (non-direct) rollover.

                (2) Trust Beneficiary. If the Participant's named Beneficiary is a trust, the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a designated Beneficiary within the meaning of Code
         Section 401(a)(9)(E).

                (3) Required Minimum Distributions Not Eligible for Rollover. A non-spouse Beneficiary may not roll over an amount that is a required minimum distribution, as determined under applicable Treasury Regulations and other Internal Revenue Service guidance. If the Participant dies before his or her Required Beginning Date (as defined in Section 5.12(b) and the non-spouse Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulations Section 1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary's distribution.

           (b) Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover as provided in this Section 5.18.

      5.19 Notice of Right to Defer Distribution. For any distribution notice issued in Plan Years beginning after December 31, 2006, such notice that is delivered to a Participant with respect to a distribution will include a description of a Participant's right (if any) to defer receipt of a distribution and will describe the consequences of failing to defer receipt of the distribution. With respect to any required distribution notice and election form that is delivered to a Participant before the 90th day after the issuance of Treasury regulations (unless future guidance requires otherwise), any notice that is delivered to a Participant with respect to a distribution will include at a minimum: (a) a description indicating the investment options available under the Plan (including fees) that will be available if the Participant defers distribution; and (b) the portion of the summary plan description that contains any special rules that might materially affect a Participant's decision to defer.


                                  ARTICLE VI

                          DESIGNATION OF BENEFICIARY

      Each Employee becoming a Participant hereunder shall designate in writing, in such form and manner as shall be prescribed by such rules and regulations as the Plan Administrator may promulgate in this connection, a Beneficiary of any interest under this Trust which may be payable with respect to such Participant in the event of his death before or after retirement, or after such termination of Service as may entitle him to a Vested Interest in the Trust Fund, which designation may include the designation of an alternate Beneficiary. Subject also to such rules and regulations as the Plan Administrator may promulgate, a Participant may from time to time change such designation of Beneficiary (or alternate Beneficiary).

      In the event benefits become payable upon the death of a Participant and no Beneficiary has been properly designated as above provided, or if the designated Beneficiary shall have predeceased him, such benefits shall be payable in full to the following in the order set out: (1) to the surviving spouse of the Participant or (2) if the Participant dies without a spouse then living, to the surviving children of the Participant (per capita) or (3) if none of the foregoing persons is then living, to the surviving brothers and sisters of the Participant (per capita) or (4) if none of the foregoing persons is then living, to the surviving parents of the Participant
(per capita) or (5) if none of the foregoing persons is then living, to the Participant's estate. The identity of the Beneficiary of a deceased Participant's interest shall be determined by the Plan Administrator after reasonable investigation. The determination of the Plan Administrator in this connection shall be final and conclusive and both the Plan Administrator and the Trustee shall be fully protected in paying such benefits to such deceased Participant's Beneficiary as so determined, regardless of whether payments are actually made to a person or persons who actually constitute beneficiaries of such deceased Participant under the provisions hereof.

      Notwithstanding the foregoing provisions, the Participant's entire interest in the Plan at his death, if any, shall be paid to such Participant's surviving spouse (if such spouse is then living) unless prior to the Participant's death, the spouse consents in a writing witnessed by a Plan representative or a notary public to permit the Participant to designate a person other than the spouse as the Participant's Beneficiary, which consent may expressly permit designations of Beneficiary(ies) by the

Participant without any requirement of further consent by such spouse. This provision shall not apply where it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be permitted by the regulations. Neither shall this provision apply unless the spouse and Participant have been married throughout the one year period ending on the date of the Participant's death. The Plan Administrator shall provide to each Participant within a reasonable time before such Participant is entitled to receive benefits, a written explanation of the Participant's spouse's right to waive the surviving spouse benefits described in this Article VI.

                                  ARTICLE VII

                                ADMINISTRATION

      7.1 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration - The Fiduciaries shall have only those specified powers, duties, responsibilities and obligations as are specifically given them under this Plan and Trust. In general, the Employer shall have the sole responsibility for making the contributions provided for under Article III, and the Company shall have the sole authority to appoint and remove the Trustee, the Plan Administrator and any Investment Manager or Managers which it may elect to provide for managing all or any portion of the Trust, and to amend or terminate, in whole or in part, this Plan and Trust. The Plan Administrator shall have the sole responsibility for the administration of the Plan and the Trustee shall have the sole responsibility for management of the assets held under the Trust (except where an Investment Manager has been appointed), all as more specifically provided hereinafter. Each Fiduciary may rely upon any direction, information or action of another Fiduciary in the exercise of the latter's respective powers, duties, responsibilities arid obligations hereunder, as being proper under this Plan and Trust, and shall not be required to inquire into the propriety of any such direction, information or action. It is intended that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and Trust and shall not be responsible for any act or failure to act of another Fiduciary. No
Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

      7.2 Appointment of Plan Administrator - The Plan Administrator shall be the ESOP Committee, or in its absence, the Employer. It is anticipated that in the absence of the ESOP Committee, the Employer shall delegate its rights, duties and responsibilities as Plan Administrator to an administrative committee consisting of one or more persons designated from time to time by the Board of Directors of the Employer, and the Employer hereby authorizes such delegation.

      The President of the Employer (or in the event of the President's inability or failure to act, any Vice President of such company) shall certify in writing to the Trustee, as promptly as practicable after any change in the membership of the ESOP Committee, the names of the persons then serving as members of the committee. The Trustee shall be entitled to rely on the names so certified as being the authorized and acting members of the committee until notified of any change by subsequent certification.

      The ESOP Committee or any administrative committee may act at a meeting or by unanimous written consent without a meeting. Such committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer or the Trustee. A quorum of the committee shall consist of not less than two-thirds of the members thereof, and a majority vote of those present shall control on all matters acted upon at a meeting of the committee. A dissenting committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other committee members, the Employer, and the Trustee, shall not be responsible for any such action or failure to act.

      7.3 Claims Procedure - The Plan Administrator shall make all determinations as to the right of any person to eligibility or a benefit under the Plan. Benefits under this Plan will be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to them. If a written request for a Plan benefit by a Participant or Beneficiary is wholly or partially denied, the Plan Administrator will provide such claimant a comprehensible written notice setting forth:

          (i) the specific reason or reasons for such denial;

          (ii) specific reference to pertinent Plan provisions on which the denial is based;

          (iii) a description of any additional material or information necessary for the claimant to submit to perfect the claim and an explanation of why such material or information is necessary;

          (iv) a description of the Plan's claim review procedure. The review procedure is available upon written request by the claimant to the Plan Administrator within 60 days after receipt by the claimant of written notice of the denial of the claim, and includes the right to examine pertinent documents and submit issues and comments in writing to the Plan Administrator. The decision on review will be made within 60 days after receipt of the request for review unless circumstances warrant an extension of time not to exceed an additional 60 days and shall be in writing and drafted in a manner calculated to be understood by the claimant, and include specific reasons for the decision with references to the specific Plan provisions on which the decision is based.

      7.4 Records and Reports - The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' service and Account Balances; notifications to Participants; annual registration with the Internal Revenue Service; annual reports to the Department of Labor; and such other documents or reports as may be required by ERISA. The Employer shall from time to time make available to the Plan Administrator such information with respect to the Employees, their dates of employment, their compensation, and other matters as may be necessary or desirable in connection with the performance by the Plan Administrator of its duties with respect to the Plan. The Plan Administrator shall, in turn, furnish to the Trustee such information and such rulings and decisions as the Trustee may require or may request in connection with the performance of its duties as Trustee of the Trust Fund hereby created.

      7.5 Other Plan Administrator Powers and Duties - The Plan Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the provisions of
Section 1.19 and the following:

          (a) the sole and exclusive authority to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

          (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

          (c) to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

          (d) to receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

          (e) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

          (f) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee (or any Investment Manager);

          (g) to appoint or employ individuals or other parties to assist in the administration of the Plan and any other agents it deems advisable, including accountants and legal and actuarial counsel; and

          (h) to designate or employ persons to carry out any of the Plan Administrator's fiduciary duties or responsibilities under the Plan.

      7.6 Rules and Decisions - The Plan Administrator may adopt such bylaws, rules and regulations as it deems necessary, desirable, or appropriate, provided that same shall not be inconsistent with or contrary to the express terms of this Plan. All such bylaws, rules, regulations and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal or actuarial counsel of the Employer, any Investment Manager, or the Trustee.

      7.7 Authorization of Benefit Payments - The Plan Administrator shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

      7.8 Application and Forms for Benefits - The Plan Administrator may require a Participant to complete and file with the Plan Administrator an application for a benefit and all other forms approved by the Plan Administrator and to furnish all pertinent information requested by the Plan Administrator. The Plan Administrator may rely upon all such information so furnished it, including but not limited to the Participant's current mailing address.

      7.9 Payment for Benefit of Disabled or Incapacitated Person - Whenever, in the Plan Administrator's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Plan Administrator may direct the Trustee to apply the payment for the benefit of such person In such manner as the Plan Administrator considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

      7.10 Notices to Trustee - All notices from the Plan Administrator or any Investment Manager to the Trustee shall be in writing, and the Trustee may rely thereon in carrying out its duties and responsibilities hereunder.

      7.11 Indemnification by the Company - The Company shall indemnify and hold harmless the Board of Directors, any Employee performing duties with respect to the Plan, the Plan Administrator and the Trustee from and against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Plan, unless such liability arises from the person's gross negligence or dishonesty in the performance of its duties.

                                 ARTICLE VIII

              POWERS, DUTIES AND RESPONSIBILITIES OF THE TRUSTEE

      8.1 Establishment and Acceptance of Trust - The Trustee shall hold and manage the assets received by it to be included in the Trust Fund. All contributions so received together with the income therefrom shall be managed, invested and reinvested by the Trustee in accordance with Section 8.2, subject, however, to the right of the Company to appoint and employ an Investment Manager or Managers, to manage and/or invest and reinvest the Trust Fund, or any part thereof, in which event the Investment Manager shall be certified as such to the Trustee by the Company and the Trustee shall not be liable for the acts or omissions of such Investment Manager or Managers or be under any obligation to manage or invest the assets of the Trust Fund which are subject to management by such Investment Manager or Managers. Any such Investment Manager so employed must meet the definition thereof contained in Section 3(38) of ERISA and must acknowledge in writing at the time of such employment that he or it is a fiduciary with respect to the Plan. The chief executive officer of any such Investment Manager shall certify in writing to the Trustee the names of all persons who shall act on behalf of the Investment Manager with respect to the Trust Fund, and the Trustee may rely thereon in its dealings with the Investment Manager. The Trustee shall have the power to take such action and execute such documents with respect to the Plan, the Trust Fund created thereunder and the benefits provided thereunder as it may deem necessary or advisable in order to carry out the purposes for which the Plan is established and operated.

      8.2 Investment of Trust Fund

          (a) The Plan is designed to be an employee stock ownership plan as defined in Section 4975(e)(7) of the Code and regulations thereunder.

Therefore, the Plan shall be invested primarily in Employer Stock. The ESOP Committee shall direct the Trustee in writing as to all purchases and sales of Employer Stock by the Plan. Shares of Employer Stock may be purchased in the open market, from the Company or affiliates of the Company, or through privately negotiated transactions, at prices not in excess of the fair market value of the Employer Stock on the date of the purchase, as long as such purchases are permitted by applicable law. The Trustee may suspend purchases of Employer Stock in circumstances which, in the opinion of counsel for the Trustee, such suspension is necessary to comply with rules and regulations of the Securities and Exchange Commission, in which event such purchases will be made or resumed as or when the Trustee is satisfied that such purchases are permitted under such rules and regulations.

          (b) To the extent the Trustee does not receive such written direction from the Plan Administrator and to the extent the Trust Fund is not invested in Employer Stock, the funds of the Trust may be invested in stocks, common or preferred, trust shares, mutual fund shares, annuity contracts and insurance policies (including specifically "key man" insurance on any key employee of the Employer) bonds and mortgages and other evidences of indebtedness or ownership, master variable notes, commercial paper, repurchase agreements issued by persons other than the Trustee which are secured by obligations of the U.S. Treasury or agencies or instrumentalities of the United States (except as any such investment may be limited hereunder or under the provisions of ERISA), and, consistently with Code Section 4975(d)(4), any deposits with Southwest Georgia Bank or an affiliated state or federally supervised bank, including certificates of deposits or savings certificates, and in any common trust fund or commingled trust fund maintained by the Trustee for the investment of qualified employee benefit trusts; provided, however, the Trustee or Investment Manager, as the case may be, shall be subject to the principal requirements that the Plan is to be invested primarily in Employer Stock and that the investments of the other assets of the Plan shall be diversified to the extent necessary to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. For purposes of the restrictions on investment in and holding of Employer Stock, the Trustee (and any Investment Manager) shall be permitted to invest in and hold such securities having an aggregate fair market value up to 100% of the fair market value of the Trust Fund's assets with respect to the ESOP Account.

          (c) If the Plan Administrator directs the Trustee to dispose of shares of Employer Stock under circumstances which would, in the opinion of counsel for the Trustee, require registration of such shares under the Securities Act of 1933 and/or qualification of the shares under the blue sky laws of any state or states, then the Trustee shall not be required to proceed with such disposition of the shares unless the Employer takes any and all actions as may be deemed necessary to effect such registration and/or qualification. The costs of such registration and/or qualification shall be borne by the Employer.

          (d) The Trustee may cause any investment in securities held by the Trustee to be registered in or transferred into its name as Trustee or into the name of such nominee as it may appoint, or it may retain the same unregistered and in such form as shall permit transferability, but the books and records of the Trust Fund shall at all times show that all such investments are part of the Trust Fund.

          (e) The ESOP Committee shall establish the general investment policy and objectives for the Trust Fund and shall communicate same to the Trustee and any Investment Manager who may then be serving as such, as promptly as practicable after establishing or revising same. It shall be the responsibility of the Trustee and any such Investment Manager to advise the Company, in writing, at reasonable intervals and at such other times as the Company shall request of all investments and reinvestments of the Trust Fund made in furtherance of such investment policy and objectives.

          (f) The Non-Employer Securities Portion of the Plan shall be invested in various investment options according to the investment directions of Participants or as otherwise directed by the ESOP Committee. If
Participants may direct the investments, the Plan Administrator shall communicate the Participants' investment directions to the Trustee who shall invest amounts credited to such accounts in accordance with Participants' directions. The Participant Directed Amount shall not share in general
Trust Fund earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value attributable to such account.

          (g) Notwithstanding the foregoing provisions of this Section 8.2, the investment of Trust Fund assets shall be subject to the provisions of
Article IV of the Plan.

      8.3 Discharge of Duties - The ESOP Committee, Plan Administrator, the Trustee and any Investment Manager (and any other party who may at any time be serving as a Fiduciary with respect to the Plan) shall discharge their duties solely in the interests of the Participants and Beneficiaries, for the exclusive purpose of providing benefits as herein described and defraying reasonable expenses of administration, in accordance with the Plan and consistent with the fiduciary responsibility provisions of ERISA Title I, and with the care, skill, prudence and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

      8.4 Prohibited Transactions - Notwithstanding anything herein to the contrary, neither the Trustee, nor any other party at any time serving as a Fiduciary with respect to the Plan, shall cause the Plan to engage in any "prohibited transactions" as same are defined and applicable to this Plan under ERISA Section 406 or Code Section 4975, subject to any available and applicable exception contained in or allowed by ERISA or the Code, and, except as otherwise permitted by such exemption and provided for herein, in complying with such limitations, neither the Trustee nor any other Fiduciary shall engage in any transaction which they know or should know constitutes a direct or indirect:

          (a) sale or exchange or leasing of any property between the Trust Fund and a "party in interest" or a "disqualified person" (as such terms are defined under ERISA);

          (b) lending of money or other extension of credit between the Trust Fund and a party in interest or a disqualified person;

          (c) furnishing of goods, services, or facilities between the Trust Fund and a party in interest or a disqualified person;

          (d) transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any assets of the Trust Fund; or

          (e) acquisition, on behalf of the Trust Fund, of any Employer security or Employer real property which would constitute a violation by this Plan of Section 407 of ERISA.

      Unless such transaction is permissible under ERISA, neither the Trustee nor any other Fiduciary shall deal with the assets of the Trust Fund in their own interest or for their own account or act in any transaction involving the Trust Fund on behalf of a party (or represent a party) whose interests are adverse to the interests of the Trust Fund or the interests of its Participants or Beneficiaries. No Fiduciary shall receive any consideration for its own personal account from any party dealing with the Trust Fund in connection with a transaction involving the assets of the Trust Fund.

      8.5 Delegation of Responsibilities - The Trustee and any other party serving as a Fiduciary with respect to the Plan shall act prudently in the delegation or allocation of responsibilities to other persons (to the extent such delegation or allocation is allowable hereunder and under ERISA), and if at any time there is more than one authorized Trustee serving, each Trustee shall exercise reasonable care to prevent the other Trustees from committing a breach of such other Trustees' obligations and responsibilities hereunder. Each Fiduciary shall conduct a periodic review to assure that functions delegated by such Fiduciary are carried out properly. Neither the Trustee nor any other person serving at any time as a Fiduciary with respect to the Plan shall be liable for the actions of any other Trustee or Fiduciary unless he knowingly participates, approves, acquiesces in or conceals a breach of obligations and responsibilities committed by the other.

      8.6 Powers of Trustee - Subject to the rights of the ESOP Committee with respect to the purchase and sale of Employer Stock, the terms of an exempt loan, and the rights of the Participants with respect to the voting and tender of Employer Stock, the Trustee (and any Investment Manager to the extent applicable to its investment powers and duties) shall have the following powers and authority in the administration and investment of the Trust Fund, to be exercised without being required to make or to file any inventory or appraisal with, nor to give any bond or be a surety thereon to, any officer, court or tribunal, and in accordance with and subject to the above provisions of this Article VIII:

          (a) Purchase of Property - To purchase or subscribe for any securities or other property, real and personal, and to retain the same in trust.
          (b) Sale, Exchange, Conveyance and Transfer of Property - To sell, exchange, convey, transfer or otherwise dispose of any securities or other property held by it, by public or private sale without notice, advertisement or court order. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such-sale or other disposition.

          (c) Exercise of Owner's Rights - Subject to Section 5.15, to vote in accordance with its fiduciary obligations hereunder any Employer Stock or any other stocks, bonds or other securities held in the Trust Fund on all matters for which such vote is required; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights, or other options, and to make any payments incidental thereto; to oppose, or to consent to or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to the Employer Stock and any other stocks, bonds, securities or other property held as part of the Trust Fund.

          (d) Borrowing - To borrow or raise money for the purpose of the Plan in such amount, and upon such terms and conditions, including entering into purchase money transactions, as the ESOP Committee appointed by the Board may direct and the Trustee shall determine appropriate; and for any sum so borrowed, to issue its promissory note as Trustee, and to secure the repayment thereof by pledging all or any part of the Trust Fund. No person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any such borrowing. Any borrowing by the Trustee to purchase Employer Stock shall provide for the following special provisions:

              (i) the Plan shall repay to the lender the amount of such loan, together with the interest thereon, only out of amounts contributed for such purposes to the Plan by the Employer;

              (ii) from time to time, as the Plan repays such loan, shares of Employer Stock shall be released from the suspense account for allocation to Participants' accounts as provided in Section 4.3 (b);

              (iii) the collateral, if any, from the Trust Fund to secure such loan shall be limited to the Employer Stock purchased with the proceeds of such loan and then only to the extent that such stock has not been released from the suspense account for allocation to Participants' accounts as provided for in Section 4.3;

              (iv) the loan shall be made without recourse against the existing assets of the Plan;

              (v) in the event of default by the Plan under such loan, the value of assets of the Plan transferred in satisfaction of the loan must not exceed the amount of the default; provided, where the lender is a "disqualified person" (as such term is defined in Code Section 4975), Plan assets may be transferred to such disqualified person only upon and to the extent of failure to meet the payment schedule of the loan;

              (vi) the loan must be for a specific term, and not payable on demand, and the interest rate on the loan must not be in excess of a reasonable rate; and

              (vii) such other requirements as may be necessary for the loan or purchase money transaction to meet the applicable requirements of Code
     Section 4975 for an exempt loan.

          (e) Retention of Cash - To keep such portion of the Trust Fund in cash or cash balances as the Trustee, from time to time, may deem to be in the best interests of the Trust, without liability for interest thereon.

          (f) Retention of Property Acquired - To accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder.

          (g) Execution of Instruments - To make, execute, acknowledge and delivery any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

          (h) Settlement of Claims and Debts - To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust Fund, to commence or defend suits or legal or administrative proceedings, and to represent the Trust Fund in all suits and legal and administrative proceedings.

          (i) Employment of Agents and Counsel - To employ suitable agents and counsel (who shall be counsel for or acceptable to the Company), and to pay their reasonable expenses and compensation, and the Trustee shall be fully protected in relying upon the advice of such counsel.

          (j) Buy-Sell Agreements - To enter into buy-sell agreements upon such terms as the Trustee deems appropriate for the purchase of Employer Stock which give the Plan the option to purchase Employer Stock upon the death of another party to the agreement, but which do not obligate the Plan to purchase such Employer Stock.

          (k) Power to Do Any Necessary Act - To do all acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to administer the Trust Fund and to carry out the purposes of this Trust.

      8.7 Payments From The Fund - The Trustee shall from time to time, on the written directions of the Plan Administrator, make payments out of the Trust Fund to such persons, in such manner, in such amounts, and for such purposes as may be specified in the written directions of the Plan Administrator, pursuant to Article V, and upon any such payment being made, the amount thereof shall no longer constitute a part of the Trust Fund. Each such written direction shall be accompanied by a certificate of the Plan Administrator that the payment is in accordance with the Plan. The Trustee shall not be responsible in any way with respect to the application of such payments, or, subject to observing the standards hereinabove set forth in Sections 8.1 through 8.5, for the adequacy of the Trust Fund to meet and discharge any and all liabilities under the Plan.

      8.8 Payment of Compensation, Expenses and Taxes - The Trustee (and any Investment Manager) shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee or the Investment Manager, as the case may be. In addition, they shall be reimbursed for any reasonable expenses, including reasonable counsel fees, incurred by them in the management and investment of the Trust Fund. Such compensation and expenses shall be paid either by the Employer or the Trust, as directed by the Employer, but until paid shall constitute a charge upon the Trust Fund. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof shall be paid from the Trust Fund. Brokerage fees and commissions and other purchase and sale transaction associated costs shall be paid by the Company or the Trust, as directed by the Company, but until paid shall constitute a charge upon the Trust Fund.

      8.9 Accounting - The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. All accounts, books and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by the Plan Administrator.

      Within ninety (90) days following the close of each fiscal year of the Trust and within ninety (90) days after the removal or resignation of the Trustee as provided in Section 8.11 hereof, the Trustee shall file with the Plan Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by it during such fiscal year or during the period from the close of the last fiscal year to the date of such removal or resignation, and setting forth the current value of the Trust Fund.

      8.10 Bond - Any person or party serving as a Fiduciary with respect to the Plan and any other person or party handling funds of the Plan shall, if required by ERISA and not otherwise exempted, be bonded in an amount which shall not be less than 10 percent of the amount of the Trust Fund, but in no event shall any such bond be less than $1,000.00 nor more than $500,000.00. The amount of such bond shall be fixed at the beginning of each Plan Year in accordance with the provisions of ERISA Section 412(a). The Employer shall be responsible for paying the cost of such bond.

      8.11 Resignation or Removal of the Trustee

           (a) Term of Trustee - The Trustee shall continue to serve as such until his resignation or removal as herein provided.

            (b)	Resignation - Any Trustee may resign and become and remain
fully discharged from any and all further duties or responsibilities hereunder by giving at least sixty (60) days' prior written notice to the Company stating the effective date of such resignation, or such shorter notice as the Company may accept as sufficient. Such resignation shall take effect on the date specified therein unless a successor Trustee(s) shall have been appointed at an earlier date, in which event such resignation shall take effect immediately upon the appointment of such successor Trustee(s).

            (c)	Removal - Any Trustee may be removed by the Company's giving at least sixty (60) days prior written notice to the Trustee stating the effective date of such removal, or such shorter notice as the Company may request and the Trustee may accept as sufficient, in which event such removed Trustee shall become and remain fully discharged from all further duty or responsibility hereunder after the effective date of such removal.

            (d)	Appointment of Successor Trustee - In the event of the
resignation or removal of any Trustee, a successor Trustee(s) shall promptly be appointed by the Board of Directors of the Company who shall give any remaining Trustee(s) notice of such appointment. Any successor Trustee(s) shall immediately upon his appointment as a successor Trustee and his acceptance of same in writing filed with the Company and any remaining Trustee(s) become vested with all of the property, rights, powers and duties of a Trustee with like effect as if originally named the Trustee hereunder. Any successor Trustee shall not be required to look into the actions of a prior Trustee unless directed to do so by the Plan Administrator.


                                  ARTICLE IX

                             AMENDMENT OF THE PLAN

      The Company shall have the right at any time by instrument in writing, duly executed and acknowledged and delivered to the Trustee to modify, alter or amend this Plan and Trust in whole or in part, provided, however, that the duties, powers and liability of the Trustee hereunder shall not be substantially modified without its written consent and provided further that any benefits which have actually accrued and become payable hereunder shall not be affected thereby. No amendment shall be made which shall cause or authorize any part of the Trust Fund to revert or be refunded to an Employer or to be used for or diverted to purposes other than the exclusive and sole benefit of the Participants or their Beneficiaries (other than such part as is required to pay taxes and expenses of administration). The Company shall have the limited right to amend this Agreement at any time, retroactively or otherwise, in such respects and to such extent as may be necessary to qualify it under existing and applicable laws and regulations so as to permit the full deduction for tax purposes of the Employer's contributions made hereunder, and if and to the extent necessary to accomplish such purpose may by such amendment decrease or otherwise affect the rights of Participants to benefits which have actually accrued and become payable hereunder, any provision herein to the contrary notwithstanding.

      No amendment to the Plan shall reduce a Participant's Account
Balance or eliminate an optional form of distribution except to the extent permissible under Code Sections 411, 412, or any other relevant Code Section. No amendment to the Plan shall have the effect of decreasing a Participant's Account Balance determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.


                                   ARTICLE X

                        DISCONTINUANCE OF CONTRIBUTIONS

                                      AND

                              TERMINATION OF PLAN

      10.1 Intention to Continue Plan - The Plan herein provided for has been established by the Company with the bona fide intention that it shall be continued in operation indefinitely and that contributions hereunder shall continue for an indefinite period. However, the Company reserves the right at any time to terminate the Plan, and any Employer reserves the right at any time to discontinue contributions.

      10.2 Termination or Partial Termination of Plan - The Trustee shall be notified of such termination or partial termination in writing and shall proceed at the direction of the Plan Administrator to liquidate the assets of the Trust Fund. Upon termination of the Plan by an Employer, the Employer shall not thereafter make any further contributions under the Plan, and no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Employer, except as provided in this
Section X or except as amounts may become payable under the Plan as a result of such Participants continuing their participation in the Plan as a result of being employed by other participating Employers. To the maximum extent permitted by ERISA, transfers, distributions or other dispositions of assets of the Plan as provided in this Article X shall constitute a complete discharge of all liabilities under the Plan. Promptly upon any such termination the Trustee shall (i) pay any due and accrued expenses and liabilities of the Trust and any expenses involved in the termination of the Plan and appropriately adjust, as may be required, all accounts of Participants for such expenses and charges; and (ii) adjust for income, gains and losses of the Trust Fund to such termination date in the manner described in Section 4.2(a) hereof as if such termination date was an Annual Valuation Date. The interest of each affected Employee in the adjusted amount then credited to his Employer Contribution Account shall be nonforfeitable as of such date. The full current value of such adjusted amount shall be paid from the Trust Fund to each such Participant in such manner of distribution specified in Section
5.6 hereof as though each such Participant separated from Service as of the date of termination, or shall continue to be held in Trust at the discretion of the Plan Administrator as provided in Article V.

      In the event of a partial termination of the Plan, the payments, adjustments and distributions described above shall also be made, but only with respect to the portion of the Plan being terminated.

      Termination or partial termination of the Plan shall not affect the payment of benefits, in accordance with Section 5.6 hereof, from the Trust Fund, nor shall such funds thereafter be divested by reason of any provision hereof.

      10.3 Internal Revenue Service Approval - Notwithstanding the foregoing, the Trustee shall not be required to make any distribution from the Trust in the event the Plan is terminated or contributions are completely discontinued until such time as the Internal Revenue Service shall have determined in writing that such termination or discontinuance will not adversely affect the prior qualification of the Plan.

      10.4 Discontinuance of Contributions - In the event of a complete discontinuance by the Employer of contributions to be made by it hereunder, the accounts of all Participants shall be treated, and the rights of all Participants shall be, as if the Plan was terminated as contemplated under
Section 10.2 immediately above on the effective date of such discontinuance or the date such discontinuance is deemed to have been effective, including, but not limited to, nonforfeitability of all amounts credited to the Employer Contribution Accounts of all affected Participants.

                                  ARTICLE XI

                                 MISCELLANEOUS

      11.1 Participants' Rights, Acquittance - Except to the extent required or provided for by mandatorily imposed law as in effect and applicable hereto from time to time, neither the establishment of the Trust hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employee thereof, the Trustee or the Plan Administrator except as herein provided nor shall any Participant have any legal right, title or interest in this Trust or any of its assets, except in the event and to the extent that benefits may actually accrue to him hereunder, and the same limitations shall be applicable with respect to death benefits which may be payable to the beneficiaries of a Participant. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.
This Plan and Trust shall not constitute a contract of employment nor afford any individual any right to be retained in the employ of the Employer.

      11.2 Spendthrift Clause - Except to the extent permitted by the Code, Participants are prohibited from anticipating, encumbering, alienating or assigning any of their rights, claims or interest in this Trust or in any of the assets thereof, and no undertaking or attempt to do so shall in any way bind the Plan Administrator or the Trustee or be of any force or effect whatsoever. Furthermore, except to the extent permitted by the Code, no such rights, claims or interest of a Participant in this Trust or in any of the assets thereof shall in any way be subject to such Participant's debts, contracts or engagement, nor to attachment, garnishment, levy or other legal or equitable process.

      The foregoing provision against the assignment of a Participant's right in the Plan shall not apply in the case of (i) a qualified domestic relations order which is determined by the Plan Administrator to meet the requirements of Code Section 414(p), or (ii) the Participant's liability to the Plan due to (A) the Participant's conviction of a crime involving the Plan, (B) a judgment, consent order, or decree in action for violation of fiduciary standards, or (C) a settlement involving the Department of Labor or Pension Benefit Guaranty Corporation.

      Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order will not fail to be a qualified domestic relations order: (i) solely because the order is issued after, or revises, another domestic relations order or qualified domestic relations order; or (ii) solely because of the time at which the order is issued, including issuance after the Participant's death.

      In any action or proceeding involving the Trust Fund, or any property constituting part or all thereof, or the administration thereof, the Employer, the Plan Administrator and the Trustee shall be the only necessary parties and no Employee or former Employee of the Employer or his Beneficiary or any other person having or claiming to have an interest in the Trust Fund or under the Plan shall be entitled to any notice or service of process. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Plan Administrator and all persons having or claiming to have any interest in the Trust Fund or under the Plan.

      11.3 Participation of Adopting Employers - With the written consent of the Company, an adopting Employer may become a party to this agreement pursuant to authorization by its Board of Directors. In the event an adopting Employer does so become a party, it shall contribute to the Plan, and its Employees shall be entitled to benefits hereunder, in accordance with the terms of the Plan subject to the following special provisions:

           (a) The contribution of each adopting Employer shall be determined separately by its Board of Directors under Article III hereof.

           (b) In computing the Service of a person who is in the employ of only one of the adopting Employers at the same time, the period of Service of such Person with any of the adopting Employers shall be counted, and a transfer of an Employee from the employ of one adopting Employer to the employ of another shall not interrupt his Service, nor shall such a transfer constitute a termination of Service under the terms of this Plan.

           (c) The contribution of each adopting Employer shall be allocated among its Employees separately from the contributions of the others in accordance with the provisions of Article IV. Net increases and decreases in the value of the Trust Fund resulting from increases or decreases in the value of the assets of the Trust and earnings and losses shall be allocated among all Participants under the Plan as a group in accordance with the provisions of Article IV. Participants who are Employees of one or more adopting Employers shall have separate accounts with respect to their participation as an Employee of each such adopting Employer.

           (d) In the event of a transfer of any Participant from the employ of one adopting Employer to the employ of another, his account shall be considered and treated thereafter as the account of a Participant who is an Employee of the adopting Employer to which he is transferred.

            In the event of such a transfer, the Participant transferred shall share in the next annual contribution of each of such adopting Employers on a pro rata basis, based upon his Annual Compensation with each such Employer during its fiscal year in which the transfer takes places.

      11.4 Qualification of Plan as Condition - This Agreement is based upon the condition subsequent that it shall be approved and qualified by the Internal Revenue Service as meeting the requirements of the Code with respect to stock bonus plans and trusts and employee stock ownership plans and trusts so as to permit, among other incidents to such qualified plans, the Employer to deduct for income tax purposes the amount of its contributions to the Plan as set forth herein, and so that such contributions will not be taxable at the time of contribution to the Participants as income. Therefore, if, when this Plan is submitted for qualification and approval by the Internal Revenue Service, the Internal Revenue Service rules that the Plan does not meet the requirements of the Code for qualification for the purposes specified in the preceding sentence and the deficiencies precluding qualification may not be corrected by amendment effective as of the Adoption Date, then regardless of any other provision herein contained, this Plan shall be and become null and void ab initio, and any contribution hereunder shall be returned to the

Employer.

      11.5 Successor Employer - In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan and Trust will be continued by the successor, and such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all the powers, duties and responsibilities of the Company under the Plan.

      11.6 Transfer of Plan Assets - In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:
           (a) each Participant would, if either this Plan or the other Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated;

           (b) resolutions of the Board of Directors of the Employer of the affected Participants shall authorize such transfer of assets and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participant's inclusion in the new employer's plan;

           (c) such other plan and trust are qualified under Code Sections 401(a) and 501(a); and

           (d) the Trustee is authorized to make or receive such direct transfers at the direction of the Company.

      11.7 Delegation of Authority by the Company - Whenever the Company under the terms of this Agreement is permitted or required to do or perform any act or matter or thing it shall be done and performed by any officer thereunto duly authorized by the Board of Directors of the Company.

      11.8 Construction of Agreement - This Plan and Trust agreement shall be construed according to the laws of the state of Georgia, and all provisions hereof shall be administered according to, and its validity and enforceability shall be determined under the laws of such state, except where preempted by ERISA.

      11.9 Headings - The headings of Sections and subsections are for ease of reference only and shall not be construed to limit or modify the detailed provisions hereof.

                                  ARTICLE XII


                           TOP-HEAVY PLAN PROVISIONS

      12.1 Application - In the event that the Plan is determined to be a Top-Heavy Plan as hereinafter defined, this Article XII shall become effective as of the first day of the Plan Year in which the Plan is a Top-Heavy Plan.

      12.2 Definitions

           (a) Compensation - The compensation (within the meaning of Code
Section 415(c)(3)) of the Participant from the Employer for the Plan Year.

           (b) Key Employee - During any Plan Year that the Plan is a Top-Heavy Plan, an Employee who is a Key Employee within the meaning of Code Section 416(i), including any Employee, former Employee or Beneficiary of an Employee or former Employee who at any time during the Plan Year or any of the four (4) preceding Plan Years, is (or was):

               (i) an officer of the Employer whose Compensation is greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year;

               (ii) 1 of the 10 Employees having Compensation of more than the dollar limitation in Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) one of the largest interests in the Employer, which interest is at least 1/2%;

               (iii) a one percent (1%) owner of the Employer having Compensation of more than $170,000 (as indexed); or

               (iv) a five percent (5%) owner of the Employer.

      Ownership shall be determined according to Code Section 416(i)(1)(B).
For purposes of (i) above, no more than fifty (50) Employees (or if less, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers. For purposes of (ii) above, if two Employees have the same interest in the Employer, the Employee with the higher Compensation shall be treated as having the larger interest. An Employee or former Employee who is not a Key Employee shall be a non-Key Employee.

           (c) Minimum Contribution - For a Plan Year, the lesser of three percent (3%) of a Participant's compensation (within the meaning of Treasury Regulation Section 1.415-2(d)) or a percentage of a Participant's compensation equal to the percentage at which contributions are made (or required to be made) under the Plan and all other plans of the Aggregation Group for the Key Employee for whom such percentage is highest.
            Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 2007, solely on behalf of any individual who is covered under a defined benefit plan maintained by the Employer, the three percent (3%) minimum contribution referenced above shall be replaced by five percent (5%).

           (d) Top-Heavy Plan - With respect to any Plan Year, this Plan shall be deemed Top-Heavy if the aggregate of the Account Balances of all Key

Employees in the Plan exceeds sixty percent (60%) of the aggregate of the Account Balances of all Participants in the Plan, such determination to be made in accordance with the procedures described in Code Section 416(g) as of the Annual Valuation Date immediately preceding such Plan Year (or in the case of the first Plan Year, as of the last day of such Plan Year). For purposes of determining whether the Plan is a Top-Heavy Plan, the Plan shall be aggregated with all other plans within the Aggregation Group.

           (e) Aggregation Group - All plans maintained by the Employer (i) which are required to be aggregated with the Plan in order for the Plan to meet the requirements of Code Sections 401(a)(4) and 410, (ii) in which a Key Employee is a participant, and (iii) any other plan of the Employer that the Employer elects to include in the Aggregation Group, provided that any such plan would not cause the Aggregation Group to fail to meet the requirements of Code Sections 401(a)(4) and 410 with such plan being taken into account.

      12.3 Allocation of Minimum Contribution - For any year in which the Plan is a Top-Heavy Plan, the Minimum Contribution as defined in Section 12.2(c) hereof shall be made to the account of each Participant who is a non-Key Employee, unless the Minimum Contribution for the Participant is made under another defined contribution plan maintained by the Employer. Such Minimum Contribution shall be made to the Employer Contribution Account of each non-Key Employee Participant who has not separated from service on the last day of such Plan Year without regard to such Participant's Hours of Service during such Plan Year. The Employer and Plan Administrator shall determine under which plan a Participant shall receive the Minimum Contribution if the Employee is a Participant in more than one plan maintained by the Employer.

      12.4 Post-EGTRRA Top-Heavy Provisions

           (a) Effective date - This Section 12.4 shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section 12.4 amends Sections 12.1 through 12.3 of the Plan.

           (b) Determination of Top-Heavy Status

               (i) Key Employee - Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having Top-Heavy Compensation greater than $135,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2005), a 5% owner of the Employer, or a 1% owner of the Employer having Top-Heavy Compensation of more than $150,000. For this purpose, Top-Heavy Compensation means compensation within the meaning of Code
     Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

               (ii) Determination of Present Values and Amounts - This
     Section 12.4(b)(ii) shall apply for purposes of determining the amounts of Participant's accounts as of the determination date.

                    (1) Distributions During Year Ending on the Determination Date - The amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code
         Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                    (2) Employees Not Performing Services During Year Ending on the Determination Date - The accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

           (c) Non-Applicability of Top-Heavy Provisions - The top-heavy requirements of Code Section 416 and this Section 12.4 of the Plan shall not apply in any year beginning after December 31, 2001 in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met.

      IN WITNESS WHEREOF, the Company and each adopting Employer has caused this Agreement to be executed by its duly authorized corporate officers and its corporate seal to be hereunto affixed, and the Trustee has executed same under seal and thereby accepted the Trust the day and year first above written.
                                        COMPANY:


                                        SOUTHWEST GEORGIA FINANCIAL CORPORATION

(CORPORATE SEAL)






                                        By:     /s/ DeWitt Drew

                                        Title:  President and CEO

                                        Attest: /s/ Robert H. Craft

                                        Office: Vice President and Secretary





                                        TRUSTEE:

                                        SOUTHWEST GEORGIA BANK

(CORPORATE SEAL)







                                        By:     /s/ Richard E. Holland

                                        Title:  Vice President & Trust Officer

                                        Attest: /s/ Robert H. Craft

                                        Office: Vice President and Secretary

                                  SCHEDULE A


                              Acquired Employers
                         Service Crediting Provisions


Acquired Company                   Credited Service

Baker County Bank                  Prior service with Baker County Bank is
                                   recognized for participation purposes.


Moultrie Federal Savings and Loan  Any employee who was actively employed on
                                   January 7, 1991 automatically became a
                                   participant on January 7, 1991.


Bank of Pavo (acquired 12/11/98)   Immediate participation for employees of
                                   Bank of Pavo upon closing of acquisition.


Empire Financial Services, Inc.    Service of employees with Empire Financial
                                   Services, Inc. prior to January 1, 2002 is
                                   counted for eligibility and vesting but not
                                   as credited service or for allocations of
                                   Employer Contributions.


Sylvester Banking Company          Immediate participation for employees of
                                   Sylvester Banking Company.

                                   Prior service with Sylvester Banking Company is recognized for eligibility and vesting purposes but not as credited service or for allocations of Employer Contributions.
                                   Prior service with Sylvester Banking Company will be counted for the Break in Service rules under Section 2.3 of the Plan.


                                  SCHEDULE B


                              Adopting Employers
                             and Dates of Adoption



                                                     Date Ceased to be
Adopting Employer                Date of Adoption    Adopting Employer

Southwest Georgia Bank           July 8, 1981

Southwest Georgia Insurance      May 1, 1999         8/3/00 - date company
Service, Inc. (doing                                 dissolved
business as Moultrie
Insurance Agency)


Empire Financial Services, Inc.  January 1, 2002




                               TABLE OF CONTENTS



                                                                     Page

ARTICLE I DEFINITIONS                                                  2

1.1     Account Balance                                                2
1.2     Adoption Date                                                  2
1.3     Annual Compensation                                            2
1.4     Annual Valuation Date                                          2
1.5     Authorized Leaves of Absence                                   2
1.6     Beneficiary                                                    2
1.7     Board                                                          2
1.8     Break in Service                                               3
1.9     Code                                                           3
1.10    Company                                                        3
1.11    Effective Date                                                 3
1.12    Eligible Participant                                           3
1.13    Employee                                                       3
1.14    Employer                                                       3
1.15    Employer Contribution Account                                  3
1.16    Employer Stock                                                 4
1.17    Employment                                                     4
1.18    ERISA   3                                                      4
1.19    ESOP Committee                                                 4
1.20    ESOP Account                                                   4
1.21    Fiduciaries                                                    4
1.22    FMLA Leave                                                     4
1.23    Hour of Service                                                5
1.24    Non-Employer Stock Account                                     6
1.25    Non-Employer Securities Portion of the Plan                    6
1.26    Normal Retirement Date                                         6
1.27    Participant                                                    6
1.28    Plan                                                           6
1.29    Plan Administrator                                             6
1.30    Plan Year                                                      6
1.31    Qualified Election Period                                      6
1.32    Service                                                        6
1.33    Trust (or Trust Fund)                                          6
1.34    Trustee                                                        6
1.35    Valuation Date                                                 7
1.36    Year of Service                                                7

ARTICLE II PARTICIPATION AND SERVICE                                   7

2.1     Participation                                                  7
2.2     Service                                                        8
2.3     Effect of Break in Service                                     8
2.4     Inactive Account Status                                       10


                                       i


                               TABLE OF CONTENTS

                                   (continued)

2.5     Transfers of Employment Among Employers                       10
2.6     Election Not to Participate                                   10
2.7     Qualified Military Service                                    10

ARTICLE III CONTRIBUTIONS                                             11

3.1     Employer Contributions                                        11
3.2     Fund for Exclusive Benefit of Participants                    11
3.3     Special Limitation on Allocations for Plan
        Years to Which Code Section 415(c)(6) Applies                 12

ARTICLE IV INTERESTS OF PARTICIPANTS                                  12

4.1     Accounts of Participants                                      12
4.2     Allocation of Shares of Employer Stock, Income,               12
        Expense, Fluctuations in Asset Value, Etc.
4.3     Allocation of Employer Contributions                          13
4.4     Maximum Additions                                             14
4.5     Directed Investments By Eligible Participants                 16
4.6     Investment of Non-Employer Stock Accounts                     17

ARTICLE V BENEFITS                                                    18

5.1     Normal Retirement Benefits                                    18
5.2     Disability Benefits                                           18
5.3     Postponed Retirement                                          19
5.4     Death Benefits                                                19
5.5     Benefits on Termination of Employment                         19
5.6     Payment of Benefits                                           20
5.7	Restrictions on Participants' Right To Dispose
        of Employer Stock; Employer's and Plan's Right
        of First Refusal                                              22
5.8     Participant's Right to Put Employer Stock to
        the Company and the Plan                                      23
5.9     Securities Laws Restrictions On Resales                       24
5.10    Maintenance of Accounts Prior to Payout                       24
5.11    Present Value of Payments                                     25
5.12    Commencement of Payments                                      25
5.13    Error in Participant's Account                                28
5.14    No Other Benefits or Withdrawals                              28
5.15    Voting Rights                                                 28
5.16    Tender or Exchange Offer for Employer Stock                   29
5.17    Appraisal of Employer Stock                                   30
5.18    Direct Transfer of Eligible Rollover Distributions            30
5.19    Notice of Right to Defer Distribution                         32

ARTICLE VI DESIGNATION OF BENEFICIARY                                 33

ARTICLE VII ADMINISTRATION                                            34




                                      ii


                               TABLE OF CONTENTS

                                   (continued)

7.1	Allocation of Responsibility Among Fiduciaries for
        Plan and Trust Administration                                 34
7.2     Appointment of Plan Administrator                             34
7.3     Claims Procedure                                              35
7.4     Records and Reports                                           35
7.5     Other Plan Administrator Powers and Duties                    36
7.6     Rules and Decisions                                           36
7.7     Authorization of Benefit Payments                             36
7.8     Application and Forms for Benefits                            36
7.9     Payment for Benefit of Disabled or Incapacitated Person       37
7.10    Notices to Trustee                                            37
7.11    Indemnification by the Company                                37

ARTICLE VIII POWERS, DUTIES AND RESPONSIBILITIES OF THE TRUSTEE       37

8.1     Establishment and Acceptance of Trust                         37
8.2     Investment of Trust Fund                                      37
8.3     Discharge of Duties                                           39
8.4     Prohibited Transactions                                       39
8.5     Delegation of Responsibilities                                40
8.6     Powers of Trustee                                             40
8.7     Payments From The Fund                                        42
8.8     Payment of Compensation, Expenses and Taxes                   42
8.9     Accounting                                                    43
8.10    Bond                                                          43
8.11    Resignation or Removal of the Trustee                         43

ARTICLE IX AMENDMENT OF THE PLAN                                      44

ARTICLE X DISCONTINUANCE OF CONTRIBUTIONS AND TERMINATION OF PLAN     44

10.1    Intention to Continue Plan                                    44
10.2    Termination or Partial Termination of Plan                    45
10.3    Internal Revenue Service Approval                             45
10.4    Discontinuance of Contributions                               45

ARTICLE XI MISCELLANEOUS                                              46

11.1    Participants' Rights, Acquittance                             46
11.2    Spendthrift Clause                                            46
11.3    Participation of Adopting Employers                           47
11.4    Qualification of Plan as Condition                            47
11.5    Successor Employer                                            48
11.6    Transfer of Plan Assets                                       48
11.7    Delegation of Authority by the Company                        48
11.8    Construction of Agreement                                     48
11.9    Headings                                                      48

ARTICLE XII TOP-HEAVY PLAN PROVISIONS                                 49




                                     iii



                               TABLE OF CONTENTS

                                   (continued)

12.1    Application                                                   49
12.2    Definitions                                                   49
12.3    Allocation of Minimum Contribution                            50
12.4    Post-EGTRRA Top-Heavy Provisions                              50















































                                      iv